The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-277185
Subject to Completion
Preliminary Prospectus Supplement dated November 13, 2024
PROSPECTUS SUPPLEMENT
(To prospectus dated February 20, 2024)
10,600,000 Shares
Ventas, Inc.
Common Stock

We are offering 10,600,000 shares of our common stock. Ventas, Inc. is entering into a forward sale agreement with Wells Fargo Bank, National Association or its affiliate (the “forward purchaser”), in respect of an aggregate of 10,600,000 shares of our common stock, par value $0.25 per share (our “common stock”). In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 10,600,000 shares of our common stock. Such borrowed shares of our common stock will be delivered by Wells Fargo Securities, LLC (in such capacity, the “forward seller”) for sale to the underwriter in this offering. In the event, as determined by the forward purchaser (or its affiliate) in good faith and in a commercially reasonable manner, that (i) the forward purchaser (or its affiliate) is unable to borrow and deliver for sale to the underwriter on the anticipated closing date the number of shares of our common stock to be sold to the underwriter or (ii) either it would be impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriter on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriter.
We will not initially receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriter. We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 12 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement). See “Underwriting — Forward Sale Agreement” for a description of the forward sale agreement.
The underwriter has been granted an option to purchase up to an additional 1,590,000 shares of our common stock on the same pricing terms and conditions noted below, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriter of its option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriter on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriter, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriter.
The underwriter has agreed to purchase shares of our common stock from the forward seller at a price of $      per share. We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of approximately $      (or approximately $      if the underwriter’s option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $      per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. The underwriter may offer the shares of our common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part.
Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VTR.” The last reported sale price of our common stock on the NYSE on November 11, 2024 was $64.84 per share. To assist us in qualifying as a real estate investment trust, our charter generally prohibits ownership by any person of more than 9.0%, in number or value, of the outstanding shares of our common stock. See “Description of Ventas, Inc. Common Stock — Restrictions on Ownership and Transfer” in the accompanying prospectus.
Investing in our common stock involves certain risks. Please read “Risk Factors” beginning on page S-5 of this prospectus supplement, as well as the risks set forth in our other filings with the Securities and Exchange Commission (“SEC”), which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain risks that should be considered in connection with an investment in our common stock.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriter expects to deliver the shares on or about November 15, 2024.
Wells Fargo Securities
The date of this prospectus supplement is November      , 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
Unless otherwise indicated or except where the context otherwise requires, references herein to “Ventas,” “we,” “us,” “our” and other similar terms mean Ventas, Inc., a Delaware corporation, together with its consolidated subsidiaries. The term “you” refers to a prospective investor.
This document is comprised of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information included and incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which will not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information included herein, on the one hand, and the information included or incorporated by reference in the accompanying prospectus, on the other hand, the information herein shall control.
You should read this prospectus supplement, the accompanying prospectus and the additional information described under “Where You Can Find More Information and Incorporation by Reference.”
We are responsible only for the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus or information contained in a free writing prospectus that we authorize to be delivered to you. This prospectus supplement and the accompanying prospectus may be used only for the purpose for which they have been prepared. We, the underwriter, the forward purchaser and the forward seller have not authorized any other person to provide you with different information. We do not, and the underwriter does not, take responsibility for any other information that others may give you.
We, the underwriter, the forward purchaser and the forward seller are not making an offer to sell these securities in any jurisdiction where such an offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any document incorporated by reference herein is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriter, to subscribe for or purchase any of the securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-ii

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus supplement and the accompanying prospectus, which could cause actual results to differ materially from such statements. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. We caution you that any risk factors described in this prospectus supplement, in the accompanying prospectus or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in the “Risk Factors” section of this prospectus supplement and the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. These filings are described under “Where You Can Find More Information and Incorporation by Reference.”
Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to:
•
our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments;

•
our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulations, including evolving laws and regulations regarding data privacy, cybersecurity and environmental matters, and the challenges and expense associated with complying with such regulation;

•
the potential for significant general and commercial claims, legal actions, investigations, regulatory proceedings and enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs, uninsured liabilities, including fines and other penalties, reputational harm or significant operational limitations, including the loss or suspension of or moratoriums on accreditations, licenses or certificates of need, suspension of or nonpayment for new admissions, denial of reimbursement, suspension, decertification or exclusion from federal, state or foreign healthcare programs or the closure of facilities or communities;

•
our reliance on third-party managers and tenants to operate or exert substantial control over properties they manage for, or rent from, us, which limits our control and influence over such operations and results;

•
the impact of market and general economic conditions on us, our tenants, managers and borrowers and in areas in which our properties are geographically concentrated, including macroeconomic trends and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in or elevated interest and exchange rates, tightening of lending standards and reduced availability of credit or capital, geopolitical conditions, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets;

S-iii

•
our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained;

•
our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate, and the financial condition or business prospect of our tenants, managers and borrowers;

•
the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to make payments or meet their other obligations to us, which could have an adverse impact on our results of operations and financial condition;

•
the risk that the borrowers under our loans or other investments default or that, to the extent we are able to foreclose or otherwise acquire the collateral securing our loans or other investments, we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms;

•
our current and future amount of outstanding indebtedness, and our ability to access capital and to incur additional debt which is subject to our compliance with covenants in instruments governing our and our subsidiaries’ existing indebtedness;

•
risks related to the recognition of reserves, allowances, credit losses or impairment charges which are inherently uncertain and may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition;

•
the risk that our leases or management agreements are not renewed or are renewed on less favorable terms, that our tenants or managers default under those agreements or that we are unable to replace tenants or managers on a timely basis or on favorable terms, if at all;

•
our ability to identify and consummate future investments in, or dispositions of, healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties;

•
risks related to development, redevelopment and construction projects, including costs associated with inflation, rising or elevated interest rates, labor conditions and supply chain pressures, and risks related to increased construction and development in markets in which our properties are located, including adverse effect on our future occupancy rates;

•
our ability to attract and retain talented employees;

•
the limitations and significant requirements imposed upon our business as a result of our status as a real estate investment trust (“REIT”) and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements;

•
the ownership limits contained in our certificate of incorporation with respect to our capital stock in order to preserve our qualification as a REIT, which may delay, defer or prevent a change of control of Ventas;

•
the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers;

•
increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity and rising or elevated interest rates;

•
our exposure to various operational risks, liabilities and claims from our operating assets;

•
our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income;

•
our exposure to particular risks due to our specific asset classes and operating markets, such as adverse changes affecting our specific asset classes and the real estate industry, the competitiveness

S-iv

or financial viability of hospitals on or near the campuses where our outpatient medical buildings are located, our relationships with universities, the level of expense and uncertainty of our research tenants, and the limitation of our uses of some properties we own that are subject to ground lease, air rights or other restrictive agreements;
•
the risk of damage to our reputation;

•
the availability, adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties;

•
the risk of exposure to unknown liabilities from our investments in properties or businesses;

•
the occurrence of cybersecurity threats and incidents that could disrupt our or our tenants’, managers’ or borrower’s operations, result in the loss of confidential or personal information or damage our business relationships and reputation;

•
the failure to maintain effective internal controls, which could harm our business, results of operations and financial condition;

•
the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers;

•
disruptions to the management and operations of our business and the uncertainties caused by activist investors;

•
the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change;

•
the risk of potential dilution resulting from future sales or issuances of our equity securities; and

•
the other factors set forth in our periodic filings with the SEC.

Many of these factors are beyond our control and the control of our management. These factors could cause actual results of our industry, or our actual results for the year 2024 and beyond, to differ materially from those expressed in any forward-looking statement we make. Our future financial performance is dependent upon factors discussed elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. For a discussion of factors that could cause actual results to differ, see “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the risk factors and other information contained in our other filings with the SEC that are incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus. These filings are described under “Where You Can Find More Information and Incorporation by Reference.”

S-v

SUMMARY
This summary highlights information contained elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should carefully read this prospectus supplement and the accompanying prospectus, including the “Risk Factors” section beginning on page S-5 and the documents incorporated by reference herein, which are described under “Where You Can Find More Information and Incorporation by Reference” on page S-21. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus or information incorporated by reference herein, you should rely on the information in this prospectus supplement.
Ventas, Inc.
Ventas, Inc., an S&P 500 company, is a REIT operating at the intersection of healthcare and real estate. We hold a portfolio that includes senior housing communities, outpatient medical buildings, research centers, hospitals and healthcare facilities located in North America and the United Kingdom. As of September 30, 2024, we owned or had investments in approximately 1,350 properties (including properties classified as held for sale and unconsolidated properties). Ventas is headquartered in Chicago, Illinois with additional corporate offices in Louisville, Kentucky and New York, New York.
We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 1999. Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. In order to maintain our qualification as a REIT, we must satisfy a number of highly technical requirements, which impact how we invest in, operate or manage our assets.
We operate through three reportable business segments: senior housing operating portfolio, which we also refer to as “SHOP,” outpatient medical and research portfolio, which we also refer to as “OM&R,” and triple-net leased properties, which we also refer to as “NNN.” Non-segment assets consist primarily of corporate assets, including cash, restricted cash, loans receivable and investments and miscellaneous accounts receivable as well as investments in unconsolidated entities. Our investments in unconsolidated entities include our third-party institutional capital management business, Ventas Investment Management (“VIM”). Through VIM, we partner with third-party institutional investors to invest in real estate through various joint ventures and other co-investment vehicles where we are the sponsor or general partner, including our open-ended investment vehicle, the Venats Life Science & Healthcare Real Estate Fund.
We enable exceptional environments that benefit a large and growing aging population. We aim to enhance shareholder value by delivering consistent superior total returns through a strategy of (1) delivering profitable organic growth in senior housing, (2) capturing value creating external growth opportunities focused on senior housing, (3) driving strong cash flow generation throughout our portfolio and (4) preserving and enhancing financial strength, flexibility and liquidity.
Our ability to access capital in a timely and cost-effective manner is critical to the success of our business strategy because it affects our ability to satisfy existing obligations, including the repayment of maturing indebtedness, and to make future investments. Factors such as general market conditions, interest rates, credit ratings on our securities, expectations of our potential future earnings and cash distributions, and the trading price of our common stock impact our access to and cost of external capital. For that reason, we generally attempt to match the long-term duration of our investments in real property with long-term financing through the issuance of shares of our common stock or the incurrence of long-term fixed rate debt.
Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, and our telephone number is (877) 483-6827. We maintain a website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein and in the accompanying prospectus as an inactive textual reference only.

The Offering
Issuer
Ventas, Inc.
Common stock offered by the forward seller(1)
10,600,000 shares of our common stock (or 12,190,000 shares of our common stock if the underwriter’s option to purchase additional shares is exercised in full).
Common stock to be outstanding immediately before this offering(2)
419,510,648 shares of our common stock.
Common stock to be outstanding after settlement of the forward sale agreement, assuming full physical settlement(1)(2)(3)(4)
430,110,648 shares of our common stock (or 431,700,648 shares of our common stock if the underwriter’s option to purchase additional shares is exercised in full).
Use of proceeds(1)(4)(5)
We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriter.
We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of $      (or approximately $      if the underwriter’s option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $      per share. The forward sale price is subject to adjustments pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. See “Underwriting — Forward Sale Agreement.”
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 12 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We intend to use such net proceeds for working capital and other general corporate purposes, which may include funding acquisitions and investments or repayment of existing indebtedness, and to pay related fees and expenses. See “Use of Proceeds.”
Dividend policy
Our current quarterly indicated dividend rate per share is $0.45. The quarterly dividends declared per share in 2023 and in 2022 were both $0.45. In order to continue to qualify as a REIT, we must make annual distributions to our stockholders of at least 90% of our REIT taxable income (excluding net capital gain). In addition, we will be subject to income tax at the regular corporate rate to the extent we distribute less than 100% of our REIT taxable income, including any net capital gains. We intend to pay dividends greater than 100% of our taxable income, after the use of any net operating loss carryforwards, for 2024.
Listing
Our common stock is listed on the NYSE under the symbol “VTR.”
Risk factors
See “Risk Factors” and the other information included and incorporated by reference herein and in the accompanying prospectus for a discussion of factors you should carefully consider before making an investment decision.
Restrictions on Ownership and Transfer
Our amended and restated certificate of incorporation contains restrictions on the ownership and transfer of shares of our common stock intended to assist us in maintaining our status as a REIT for federal and/or state income tax purposes. For example, our amended and restated certificate of incorporation generally restricts any person from acquiring beneficial ownership, directly or indirectly, of more than 9% of our outstanding shares of common stock. See “Description of Ventas, Inc. Common Stock” in the accompanying prospectus.
Accounting treatment
Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share or funds from operations per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $      per share (which is the price at which the underwriter agrees to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share and funds from operations per share.

(1)
We currently anticipate that if the underwriter exercises its option to purchase additional shares, then the forward purchaser (or its affiliate) will borrow such additional shares from third parties for sale by the forward seller to the underwriter, and that we will enter into an additional forward sale agreement with the forward purchaser in connection therewith.

(2)
Based on the number of our issued and outstanding shares of our common stock as of September 30, 2024.

(3)
The number of shares outstanding after settlement of the forward sale agreement assuming physical settlement assumes that we will not be required to issue and sell shares of our common stock that are the subject of this offering in lieu of the forward seller delivering borrowed shares to the underwriter as further described elsewhere in this prospectus supplement.

(4)
The forward seller has advised us that it or its affiliate intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock under the forward sale agreement until physical or net share settlement of the forward sale agreement, which we expect will be within 12 months from the date hereof. Except in certain circumstances, and subject to certain conditions, we have the right to elect cash settlement or net share settlement under the forward sale agreement. See “Underwriting — Forward Sale Agreement” for a description of the forward sale agreement.

(5)
The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and any net proceeds to us are subject to settlement of the forward sale agreement.

Unless we indicate otherwise, all information in this prospectus supplement regarding the number of shares of our common stock to be outstanding after this offering assumes no exercise of the underwriter’s option to purchase additional shares.

RISK FACTORS
Investing in our common stock will provide you with an equity ownership in Ventas. As our stockholder, you will be subject to various risks inherent in our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss.
An investment in our common stock involves various risks, including the risks set forth below, as well as those included in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. You should carefully consider these risk factors, together with the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings with the SEC, before making an investment in shares of our common stock. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also adversely affect our business, financial condition or results of operations.
Risks Relating to our Common Stock
If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.
As of November 8, 2024, there were 419,510,648 shares of our common stock outstanding. Substantially all of these shares of common stock are available for immediate sale unless held by our affiliates. Sales of significant amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.
Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.
We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater than or less than the price at which our common stock is offered and sold by the Sales Agents, as our agents. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.
If our stock price is volatile, purchasers of our common stock could incur substantial losses.
Although our common stock is listed on the NYSE, such listing does not provide any assurance that an active public market for our common stock will be sustained. We cannot provide any assurance as to the effect, if any, that future market sales of our common stock or the availability of our common stock for sale will have on the prevailing market price of our common stock.
Risks Relating to this Offering
This offering and future issuances of our common stock could be dilutive to our earnings per share and funds from operations per share.
The issuance of any common stock by us pursuant to the forward sale agreement upon physical settlement or net share settlement thereof, or in lieu of the forward seller selling our common stock to the underwriter as further described elsewhere in this prospectus supplement, will increase the number of shares of our common stock that we have outstanding and could have a dilutive effect on our earnings per share and funds from operations per share. Additional issuances of our common stock could also be dilutive to our earnings per share and funds from operations per share. The issuance or sale by us of our common stock, including the sale by us of shares in this offering or pursuant to the forward sale agreement or the perception that such additional issuances or sales could occur, could also adversely affect the trading price of our common stock and our ability to raise capital through future offerings of equity or equity-related securities. In addition, if we are unable to apply any net proceeds we may receive from this offering, from settlement of the forward sale agreement or from other issuances or sales of our common stock to make investments that generate sufficient revenues to offset the dilutive impact of the issuance by us of shares of our common stock in this offering or pursuant to the forward sale agreement or from any other such issuances of our common stock, there will be further dilution of our earnings per share and funds from operations per share. In the event that we enter into forward sale agreements in addition to the forward sale agreement we are entering into pursuant to the offering made by this prospectus supplement, those other forward sale agreements may subject us to risks similar to those described in this risk factor and the following two risk factors.
Settlement provisions contained in the forward sale agreement could result in substantial dilution to our earnings per share, funds from operations per share and return on equity or result in substantial cash payment obligations.
The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if: (1) in the forward purchaser’s good-faith commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (x) a lack of sufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company as a result of a spin-off or similar transaction, or (c) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain share ownership limits applicable to the forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization) or (b) occurs that would constitute a change in law or a delisting of our common stock; or (5) certain other events of default or termination events occur, including, among others, any failure to pay or deliver or any breach, repudiation or material misrepresentation made by us in connection with the forward sale agreement (each as more fully described in the forward sale agreement).
The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and return on equity.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 12 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share, funds from operations per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the weighted average price of our common stock at which these purchases by the forward purchaser (or its affiliate) are made is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant.
In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us)

upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. We will not be able to control the manner in which the forward purchaser (or its affiliate) unwinds its hedge position.
Moreover, the forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the applicable forward sale price. Reductions in the applicable forward sale price could also increase the amount of cash we would owe to the forward purchaser (or decrease the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increase the number of shares of our common stock we would deliver to the forward purchaser (or decrease the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. See “Underwriting — Forward Sale Agreement” for a description of the forward sale agreement.
In case of our bankruptcy or insolvency, the forward sale agreement will automatically terminate, and we would not receive the expected proceeds from any forward sales of our common stock.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, then the forward sale agreement will automatically terminate. If the forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the forward purchaser any of our common stock not previously delivered, and the forward purchaser would be discharged from its obligation to pay the applicable forward sale price per share in respect of any of our common stock not previously settled under the forward sale agreement. Therefore, to the extent that there are any shares of our common stock with respect to which the forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the forward sale price per share in respect of those shares of our common stock.
The federal income tax treatment of the cash that we might receive from cash settlement of any forward sale agreement is unclear and could jeopardize our ability to meet the REIT qualification requirements.
In the event that we elect to settle any forward sale agreement for cash and the settlement price is below the applicable forward sale price, we would be entitled to receive a cash payment from the applicable Forward Purchaser. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether a forward sale agreement qualifies as a “securities futures contract,” the federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of any forward sale agreement, we might not be able to satisfy the gross income requirements applicable to REITs under the Code. In that case, we may be able to rely upon the relief provisions under the Code in order to avoid the loss of our REIT status. Even if the relief provisions apply, we will be subject to a 100% tax on the greater of (i) the excess of 75% of our gross income (excluding gross income from prohibited transactions) over the amount of such income attributable to sources that qualify under the 75% gross income test or (ii) the excess of 95% of our gross income (excluding gross income from prohibited transactions) over the amount of such gross income attributable to sources that qualify under the 95% gross income test, as discussed in the section titled “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus, multiplied in either case by a fraction intended to reflect our profitability. In the event that these relief provisions were not available, we could lose our REIT status under the Code.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares of our common stock sold by the forward seller to the underwriter.
We expect to receive net proceeds from this offering and the full physical settlement of the forward sale agreement, before expenses, of $      (or approximately $      if the underwriter’s option to purchase additional shares of our common stock is exercised in full), based upon the initial forward sale price of $      per share. The forward sale price that we expect to receive upon physical settlement of the forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. See “Underwriting — Forward Sale Agreement” for a description of the forward sale agreement.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 12 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. If we elect to cash settle or net share settle the forward sale agreement, then we may not receive any proceeds from the issuance of shares of our common stock in respect of the forward sale agreement, and we will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of our common stock (in the case of net share settlement).
We intend to use any net proceeds that we receive upon physical settlement of the forward sale agreement and the additional forward sale agreement, if any, for working capital and other general corporate purposes, which may include funding acquisitions and investments or repayment of existing indebtedness, and to pay related fees and expenses.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements and should be read together with the general discussion of the tax considerations relating to our qualification as a REIT described in the accompanying prospectus under the title “Certain U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as set forth in the first paragraph under the title “Certain U.S. Federal Income Tax Considerations” in the accompanying prospectus as if that paragraph was set forth in the prospectus supplement.
Possible Legislative Changes — Possible Change in Tax Rates
This discussion is based upon the provisions of the Code, the Treasury Regulations and administrative and judicial interpretations thereof, all as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences (including applicable tax rates) different from those summarized herein. We cannot assure you that a change in law, including the possibility of major tax legislation, possibly with retroactive application, will not alter significantly the tax considerations (including applicable tax rates) that we describe herein. We have not sought and do not plan to seek any ruling from the IRS, with respect to statements made and the conclusions reached in the discussion herein, and there can be no assurance that the IRS or a court will agree with our statements and conclusions.

UNDERWRITING
In connection with the forward sale agreement between us and the forward purchaser, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 10,600,000 shares of our common stock. Such borrowed shares of our common stock will be delivered by the forward seller for sale to Wells Fargo Securities, LLC as underwriter in this offering (the “underwriter”), subject to the terms and conditions of the underwriting agreement among us, the forward seller, the forward purchaser, and the underwriter.
Underwriter	Number of Shares
Wells Fargo Securities, LLC	10,600,000
Total	10,600,000
The underwriter has agreed to purchase all of the shares of our common stock sold under the underwriting agreement if they purchase any shares. The underwriting agreement provides that the obligation of the underwriter to purchase the shares included in this offering is subject to approval of legal matters by counsel and to other conditions contained in the underwriting agreement.
We estimate that the total expenses of this offering and the forward sale agreement payable by us, excluding underwriting discounts and commissions, will be approximately $      .
We have agreed to indemnify the underwriter, the forward seller and the forward purchaser against, or contribute to payments that the underwriter, the forward seller and the forward purchaser may be required to make in respect of, certain liabilities, including liabilities under the Securities Act.
The underwriter has agreed to purchase shares of our common stock from the forward seller at a price of $       per share, which will result in $       of aggregate proceeds to us, before deducting expenses, upon full physical settlement of the forward sale agreement at the initial forward price of $       per share. The underwriter proposes to offer the shares of our common stock for sale from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. The underwriter may effect such transactions by selling the shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or purchasers of shares of common stock for whom they act as agents or to whom they sell as principals. The underwriter may receive from purchasers of the shares nominal brokerage commissions in amounts agreed with the purchasers. The difference between the price at which the underwriter purchases shares of common stock and the price at which the underwriter resells such shares of common stock may be deemed underwriting compensation.
Forward Sale Agreement
We expect to enter into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to an aggregate of 10,600,000 shares of our common stock. In connection with the forward sale agreement, the forward purchaser or its affiliate is expected to borrow from third parties an aggregate of 10,600,000 shares of our common stock.
In the event, as determined by the forward purchaser (or its affiliate) in good faith and in a commercially reasonable manner, that (i) the forward purchaser (or its affiliate) is unable to borrow and deliver for sale to the underwriter on the anticipated closing date the number of shares of our common stock to be sold to the underwriter or (ii) either it would be impracticable to do so or the forward purchaser (or its affiliate) would incur a stock loan rate greater than a specified rate to borrow and deliver for sale to the underwriter on the anticipated closing date such number of shares of our common stock, or if certain other conditions to the forward seller’s obligations have not been satisfied, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriter. In such event, we or the underwriter will have the right to postpone the closing date for a period not exceeding one business day to effect any required changes in any documents or arrangements in connection with such closing.
The forward sale price will initially be $      per share, which is the price at which the underwriter has agreed to buy the shares of our common stock offered hereby. The forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the specified rate less a spread and will be decreased on each of the dates specified in the forward sale agreement by amounts related to expected dividends on shares of our common stock during its term. The forward sale price will also be subject to decrease if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. If the specified rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before any issuance of shares of our common stock upon physical or net share settlement of the forward sale agreement, we expect that the shares issuable upon settlement of the forward sale agreement will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share and funds from operations per share is deemed to be increased by the excess, if any, of the number of shares of our common stock that would be issued upon full physical settlement of the forward sale agreement over the number of shares of our common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period).
Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate that there will be no dilutive effect on our earnings per share or funds from operations per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $      per share (which is the price at which the underwriter agrees to buy the shares of our common stock offered hereby), subject to increase or decrease based on the specified rate less a spread, and subject to price adjustment and other provisions of the forward sale agreement, including a decrease based on amounts related to expected dividends on our common stock on dates specified in the forward sale agreement and if the cost to the forward purchaser (or its affiliate) of borrowing a number of shares of our common stock underlying the forward sale agreement exceeds a specified amount. However, if we decide to physically settle or net share settle the forward sale agreement, then delivery of shares of our common stock to the forward purchaser on any such physical or (to the extent we are obligated to deliver shares of our common stock) net share settlement of the forward sale agreement would result in dilution to our earnings per share and funds from operations per share.
The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle on a date specified by the forward purchaser if: (1) in the forward purchaser’s good-faith commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (x) a lack of sufficient shares of our common stock have been made available for borrowing by securities lenders or (y) the forward purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on shares of our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) payable in securities of another company as a result of a spin-off or similar transaction, or (c) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain share ownership limits applicable to the forward purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization) or (b) occurs that would constitute a change in law or a delisting of our common stock; or (5) certain other events of default or termination events occur, including, among others, any failure to pay or deliver or any breach, repudiation or material misrepresentation made by us in connection with the forward sale agreement (each as more fully described in the forward sale agreement). With respect to events specified in (1) and (3) above, accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event

The forward purchaser’s decision to exercise its right to accelerate the settlement of the forward sale agreement will be made irrespective of our need for capital. In such cases, we could be required to issue and deliver shares of our common stock under the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and return on equity. In addition, upon certain events of bankruptcy or insolvency related to us, the forward sale agreement will automatically terminate without further liability of any party. Following any such termination, we would not issue any shares of our common stock or receive any proceeds pursuant to the forward sale agreement.
We expect to physically settle the forward sale agreement (by the delivery of shares of our common stock) and receive proceeds from the sale of those shares of our common stock upon one or more forward settlement dates within approximately 12 months from the date hereof. We may also elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreement. Upon physical settlement or, if we so elect, net share settlement of the forward sale agreement, delivery of shares of our common stock in connection with such physical settlement or (to the extent we are obligated to deliver shares of our common stock) net share settlement will result in dilution to our earnings per share, funds from operations per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of our common stock underlying the forward sale agreement, then we expect that the forward purchaser (or an affiliate thereof) will purchase a number of shares of our common stock necessary to satisfy its or its affiliate’s obligation to return the shares of our common stock borrowed from third parties in connection with sales of shares of our common stock related to the forward sale agreement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the weighted average price of our common stock at which these purchases by the forward purchaser (or its affiliate) are made is above the forward sale price under the forward sale agreement at that time, then we would pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference. Any such difference could be significant. Conversely, if the weighted average price of our common stock at which these purchases by the forward purchaser (or it affiliate) are made is below the forward sale price under the forward sale agreement at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value (as determined pursuant to the terms of the forward sale agreement), equal to such difference.
In addition, the purchase of shares of our common stock in connection with the forward purchaser or its affiliate unwinding its hedge position could cause the price of our common stock to increase over such time (or reduce or prevent a decrease over such time), thereby increasing the amount of cash we would owe to the forward purchaser (or decreasing the amount of cash that the forward purchaser would owe us) upon a cash settlement of the forward sale agreement or increasing the number of shares of our common stock we would deliver to the forward purchaser (or decreasing the number of shares of our common stock that the forward purchaser would deliver to us) upon net share settlement of the forward sale agreement. We will not be able to control the manner in which the forward purchaser (or its affiliate) unwinds its hedge position.
The foregoing is a description of certain provisions of the forward sale agreement we have entered into in connection with this offering, copies of which are available upon request from us at the address set forth under “Where You Can Find More Information and Incorporation by Reference.” This description of certain terms of the forward sale agreement is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the forward sale agreement.
Option to Purchase Additional Shares
The underwriter has been granted an option to purchase up to an additional 1,590,000 shares of our common stock on the same pricing terms and conditions noted above, exercisable within 30 days from the date of this prospectus supplement. If such option is exercised, then we plan to enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares of our common stock that is subject to the exercise of such option. Unless the context requires otherwise, the term “forward sale agreement” as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriter of its option to purchase additional shares. In the event that the forward purchaser (or its affiliate) does not borrow and deliver for sale to the underwriter on the anticipated closing date for the exercise of such option the number of shares of our common stock to be sold to the underwriter, then we will issue and sell directly to the underwriter a number of shares of our common stock equal to the number of shares of our common stock that the forward purchaser or its affiliate does not borrow and deliver. Under such circumstances, the number of shares of our common stock underlying the additional forward sale agreement will be decreased by the number of shares of our common stock that we issue and sell to the underwriter.
Lock-Ups
For a period of thirty (30) days after the date of this final prospectus supplement, we will not, without the prior written consent of Wells Fargo Securities, LLC, directly or indirectly: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or file any registration statement under the Securities Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the common stock, whether any such swap, agreement or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, provided that the foregoing shall not apply to: (a) the shares of our common stock to be sold in this offering or that may be issued, sold and/or delivered pursuant to the forward sale agreements or similar agreements in effect on the date of the execution of the underwriting agreement for this offering; (b) the sale of shares of common stock by us pursuant to its existing “at-the-market” equity offering program, including the entry into forward sale agreements for the issuance and transfer of shares of common stock to the applicable forward purchaser with respect to such program, provided that no such shares of common stock may be sold for a period of fifteen (15) days after the date of this final prospectus supplement; (c) the grant by us of stock options, shares of restricted stock or restricted stock units to employees or directors in the ordinary course of business; (d) the grant or issuance by us of shares of common stock, stock options, stock units or any other securities convertible into or exercisable or exchangeable for, or any right to receive (including on a deferred basis), shares of common stock pursuant to, or the filing of a registration statement with respect to, any existing or future compensation or benefit plan or program of Ventas referred to herein; (e) the issuance by us of shares of common stock upon the exercise of an option or warrant, the settlement of any stock unit or stock account or the conversion, exercise or exchange of any other security outstanding on the date hereof; (f) any rights to purchase shares of common stock or any shares of common Stock issued pursuant to, or the filing of a registration statement with respect to, any existing or future director or employee stock purchase plan or dividend reinvestment plan referred to herein, including the issuance and sale of shares of common stock pursuant to the Ventas Employee and Director Stock Purchase Plan, as amended; (g) the issuance or transfer of shares of common stock, or securities convertible or exchangeable for shares of common stock, to sellers in connection with acquisitions or business combinations, the execution of any agreement to effect any such issuance and the filing with the SEC of any registration statements under the Securities Act relating thereto, provided such shares shall be subject to the restrictions set forth in this paragraph for the remaining time period, if any; and (h) any shares of common stock issued upon redemption of the Class A units of limited partnership in NHP/PMB L.P. and the filing with the SEC of any registration statement relating thereto.
Our executive officers (each, a “lock-up party” and, collectively, the “lock-up parties”) have entered into lock-up agreements with the representatives prior to the commencement of this offering pursuant to which each of the lock-up parties, for a period of thirty (30) days after the date of this final prospectus supplement, may not, without the prior written consent of Wells Fargo Securities, LLC: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any (A) shares of common stock or (B) any securities convertible into or exercisable or exchangeable for any shares of common stock (collectively, the “lock-up securities”) or (ii) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of lock-up securities, whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of lock-up securities, in cash or otherwise; provided that the foregoing shall be subject to certain exceptions, including that the foregoing not apply to: (a) transfers of lock-up securities by will or intestacy upon the death of a lock-up party in a transaction not involving a disposition for value; (b) transfers of lock-up securities as a bona fide gift or gifts, including to charitable organizations or charitable trusts; (c) transfers of lock-up securities to immediate family members of the lock-up party or to a trust, the beneficiaries of which are exclusively the lock-up party or a member or members of his or her immediate family (for purposes of the lock-up agreements, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin), or to any other entity wholly owned by such persons, in a transaction not involving a disposition for value; (d) (i) transfers or sales of lock-up securities pursuant to existing 10b5-1 plans, or (ii) the entry into any 10b5-1 plans, provided that sales under any such new trading plan do not occur during the lock-up period and the entry into such plan is not required to be reported by the lock-up party in any public report or filing with the SEC during the lock-up period and no such filing is made voluntarily during the lock-up period; (e) the “cashless” exercise at expiration of options granted pursuant to any Ventas employee equity incentive plan outstanding on the date of this final prospectus supplement, or in respect of the withholding of shares of lock-up securities to pay taxes due upon the exercise of options, so long as any shares of lock-up securities acquired upon the cashless exercise of options or in connection with the exercise of options described in this clause (e) continue to be subject to the restrictions set forth in the lock-up agreement; or (f) the withholding of shares of lock-up securities to pay taxes upon the vesting of shares of restricted stock or restricted stock units outstanding on the date of the lock-up agreement so long as any shares of lock-up securities acquired upon the vesting of shares of restricted stock or restricted stock units described in this clause (f) shall be subject to the restrictions set forth in the lock-up agreement; provided, further, (1) that, with respect to clauses (a), (b) and (c) above, (i) the transferee, trustee, distributee or donee (other than a charitable organization or charitable trust transferee), as the case may be, executes and delivers to the representatives a lock-up agreement in form and substance reasonably satisfactory to the representatives, and (ii) each party (transferor, transferee, trustee, distributor, distribute, donor, or donee, as the case may be) shall not be required by law (including without limitation the disclosure requirements of the Securities Act and the Exchange Act) to file, and shall agree not to voluntarily file, or make, and shall agree to not voluntarily make, any public announcement of the transfer or disposition (other than a filing on a Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G (or 13D-A or 13G-A)); and (2) that, with respect to clauses (e) and (f) above, to the degree any filing under Section 16(a) of the Exchange Act is required, such filing shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in clause (e) or (f), as the case may be. In addition, each lock-up party has agreed that, without the prior written consent of Wells Fargo Securities, LLC, it will not, during the lock-up period, make any demand for or exercise any right with respect to, the registration of any shares of lock-up securities or any security convertible into or exercisable or exchangeable for lock-up securities.
Price Stabilization and Short Positions
In connection with this offering, the underwriter may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our common stock in the open market for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These stabilizing transactions may include making short sales of our common stock, which involves the sale by the underwriter of a greater number of shares of our common stock than the underwriter is required to purchase in this offering, and purchasing shares of our common stock on the open market to cover positions created by short sales. The underwriter may close out any short position by purchasing shares in the open market. A short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriter creates a short position, it will purchase shares in the open market to cover the position.
The underwriter has advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of our common stock, including the imposition of penalty bids. This means that if the underwriter purchases our common stock in the open market in stabilizing transactions or to cover short sales the underwriter may be required to repay the underwriting discount received by them.
These activities may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock, and, as a result, the price of our common stock may be higher than the price that otherwise might exist in the open market. If the underwriter commences these activities, it may discontinue them at any time. The underwriter may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.
Electronic Distribution
In connection with the offering, the underwriter may distribute prospectuses by electronic means, such as email.
Other Relationships
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of business, the underwriter or its affiliates have provided and may in the future provide commercial, financial advisory or investment banking services for us and our subsidiaries, including the provision of credit facilities, for which they have received or will receive customary compensation.
In the ordinary course of its various business activities, the underwriter and its affiliates have made or held, and may in the future make or hold, a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and may have actively traded, and in the future may actively trade, debt and equity securities (or related derivative securities), and financial instruments (including bank loans) for its own account and for the accounts of its customers and may have in the past and at any time in the future hold long and short positions in such securities and instruments. Such investment and securities activities may have involved, and in the future may involve, securities and instruments of us or our subsidiaries. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Notice to Prospective Investors in Canada
The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), the underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of common stock may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriter or underwriters nominated by us for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of common stock shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
We, the underwriter and our affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriter is not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to its clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), the underwriter has represented and agreed that no shares of common stock have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the FSMA, except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation) in the UK, subject to obtaining the prior consent of the relevant underwriter or underwriters nominated by us for any such offer; or

(c)
in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares of common stock shall require us or the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriter that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
We, the underwriter, and the underwriter’s affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended), and the expression “FSMA” means the Financial Services and Markets Act 2000 (as amended).
In connection with the offering, the underwriter is not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to its clients nor for providing advice in relation to the offering.
The communication of this prospectus supplement and any other relevant documents or materials relating to the issue or sale of any shares of common stock is not being made, and this prospectus supplement and such documents or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement and such relevant documents or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement and such other relevant documents or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and any other relevant documents or materials relating to the issue or sale of any shares of common stock are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement or any such relevant documents or materials relate is available only to relevant persons and will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on this prospectus supplement or any other relevant documents or materials relating to the issue or sale of any shares of common stock or any of their contents.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.
The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.
This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. This prospectus supplement and accompanying prospectus do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The shares of common stock may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the shares of common stock to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock constitutes a prospectus pursuant to the FinSA, and none of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Hong Kong
The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (b) in other circumstances that do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or that do not constitute an offer to the public within the meaning thereof. No advertisement, invitation or document relating to the shares of common stock has been issued or has been in the possession of any person for the purposes of issue, or will be issued or will be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares of common stock that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and, accordingly, the shares of common stock will not be offered or sold, directly or indirectly, in Japan, or to, or for the account or benefit of any Japanese Person or, for the account or benefit of, to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) or other relevant person (as defined in Section 275(2) of the SFA) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of common stock except:
(a)
to an institutional investor, an accredited investor, a relevant person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(b)
where no consideration is or will be given for the transfer;

(c)
where the transfer is by operation of law;

(d)
as specified in Section 276(7) of the SFA; or

(e)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Notice to Prospective Investors in Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement and the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this prospectus supplement and the accompanying prospectus. The shares of common stock to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.
In relation to their use in the Dubai International Financial Centre, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.
LEGAL MATTERS
Davis Polk & Wardwell LLP, New York, New York, will pass upon certain legal matters for us in connection with the common stock offered by this prospectus supplement and the accompanying prospectus. Hogan Lovells US LLP will pass upon certain tax matters related to our qualification as a REIT. Goodwin Procter LLP, New York, New York, will pass upon certain legal matters for the underwriter, the forward seller and the forward purchaser.
EXPERTS
Our consolidated financial statements and schedules as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We are subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy statements and other information regarding us. We are a publicly held corporation and our common stock is traded on the NYSE under the symbol “VTR.” Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein and in the accompanying prospectus as an inactive textual reference only.
Statements included or incorporated by reference herein and in the accompanying prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to a document incorporated by reference herein and in the accompanying prospectus, each such statement being qualified in all respects by such reference.
We are incorporating by reference in this prospectus supplement certain information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference in this prospectus supplement the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof until all of the shares of our common stock offered by this prospectus supplement and the accompanying prospectus are sold:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 15, 2024;

•
our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 2, 2024, August 2, 2024 and October 31, 2024, respectively;

•
our Current Reports on Form 8-K filed with the SEC on February 21, 2024, February 29, 2024 (other than Exhibit 99.1 thereto), March 4, 2024 (Items 1.01 and 5.02), March 4, 2024 (Items 5.02 and 8.01), April 24, 2024, May 13, 2024, May 16, 2024, September 9, 2024 and September 19, 2024;

•
our Proxy Statement on Schedule 14A for our 2024 Annual Meeting of Stockholders, filed with the SEC on April 2, 2024 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023); and

•
the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989), filed with the SEC on January 23, 1992, as amended by the description of our common stock contained in Exhibit 4.28 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

We do not incorporate by reference any information under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, or in any document or other information that is deemed to have been “furnished” to and not “filed” with the SEC. You may request a copy of these filings at no cost, by writing to or calling us at:
Ventas, Inc.
Attention: Corporate Secretary
353 N. Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827
We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that included or incorporated by reference herein or in the accompanying prospectus. If anyone gives you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented herein does not extend to you. The information contained herein speaks only as of the date hereof unless the information specifically indicates that another date applies.

PROSPECTUS
Ventas, Inc.
Common Stock, Preferred Stock, Depositary Shares, Warrants and
Debt Securities
Ventas Realty, Limited Partnership
Debt Securities
Guarantees of Debt Securities of Ventas, Inc.
by Ventas Realty, Limited Partnership
Guarantees of Debt Securities of Ventas Realty, Limited Partnership
by Ventas, Inc.

Ventas, Inc. may offer and sell, from time to time, in one or more offerings, common stock, preferred stock, depositary shares, warrants and debt securities. These securities may be offered and sold separately, together or as units with other securities described herein. These debt securities may be fully and unconditionally guaranteed by Ventas Realty, Limited Partnership, as described herein or in a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.
Ventas Realty, Limited Partnership may offer and sell, from time to time, in one or more offerings, debt securities. These debt securities may be offered and sold separately, together or as units with other securities described herein. These debt securities may be fully and unconditionally guaranteed by Ventas, Inc., as described herein or in a prospectus supplement. These debt securities and any such guarantees may be senior or subordinated.
The securities described herein may be issued in one or more series or issuances. We will provide the specific terms of any offering (including the securities being offered and their offering prices) in supplements to this prospectus. Because Ventas, Inc. is organized and conducts its operations so as to qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, the specific terms of any securities may include limitations on actual or constructive ownership and restrictions on transfer of the securities, in each case as may be appropriate to preserve Ventas, Inc.’s status as a REIT. You should carefully read this prospectus and the applicable prospectus supplement before making an investment decision. See “Risk Factors” on page 4 of this prospectus and in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus, for a discussion of matters that you should consider before investing in these securities.
The common stock of Ventas, Inc. is listed on the New York Stock Exchange under the symbol “VTR.” The closing price of our common stock on the New York Stock Exchange was $43.76 per share on February 16, 2024. None of the other securities offered hereby are currently listed on a national securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 20, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, the securities described in this prospectus may be sold in one or more offerings. This prospectus provides you with a description of the securities that we may offer. Each time that we sell the securities described in this prospectus, we may provide a prospectus supplement, which may add, update or change information contained in or incorporated by reference into this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. If there is any inconsistency between the information in or incorporated by reference into this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should read this prospectus and any accompanying prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information and Incorporation by Reference.”
We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, in a prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented herein does not extend to you. You should assume that the information included and incorporated by reference herein, any accompanying prospectus supplement and any applicable free writing prospectus, as well as the information we have previously filed with the SEC, is accurate only as of the date of the document containing such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. Statements contained or deemed to be incorporated by reference in this prospectus or any accompanying prospectus supplement as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or any such prospectus supplement, each such statement being qualified in all respects by such reference.
You should not consider any information in this prospectus or any accompanying prospectus supplement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus.
Unless otherwise indicated or except where the context otherwise requires:
•
references herein to “Ventas,” “we,” “us,” “our” and other similar terms mean Ventas, Inc., together with its consolidated subsidiaries; and

•
references herein to “Ventas Realty” mean Ventas Realty, Limited Partnership.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are subject to risks and uncertainties, including those identified in the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement, which could cause actual results to differ materially from such statements. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. The forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. We caution you that any risk factors described in any prospectus supplement or in any document incorporated by reference herein or therein are not exclusive. There may also be other risks we are unable to predict at this time that may cause actual results to differ materially from those in forward-looking statements. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. You are urged to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement.
Information concerning important factors that could cause actual events or results to be materially different from the forward-looking statements can be found in the “Risk Factors” section of the documents that are or will be incorporated by reference in this prospectus and any accompanying prospectus supplement. Although we believe the expectations reflected in our forward-looking statements are based upon reasonable assumptions, it is not possible to foresee or identify all factors that could have a material and negative impact on our future performance. The forward-looking statements contained or incorporated by reference in this prospectus or any accompanying prospectus supplement are made on the basis of management’s assumptions and analyses, as of the time the statements are made, in light of their experience and perception of historical conditions, expected future developments and other factors believed to be appropriate under the circumstances.

ABOUT THE REGISTRANTS
The following highlights information about the registrants and our business included elsewhere or incorporated by reference in this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should carefully read this prospectus, any applicable prospectus supplement and the information incorporated by reference herein and therein.
Ventas
Ventas, Inc., an S&P 500 company, is a real estate investment trust (“REIT”) focused on delivering strong, sustainable shareholder returns by enabling exceptional environments that benefit a large and growing aging population. We hold a portfolio that includes senior housing communities, outpatient medical buildings, research centers, hospitals and healthcare facilities located in North America and the United Kingdom. As of December 31, 2023, we owned or had investments in approximately 1,400 properties (including properties classified as held for sale). Our company is headquartered in Chicago, Illinois with additional corporate offices in Louisville, Kentucky and New York, New York.
We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ended December 31, 1999. Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. In order to maintain our qualification as a REIT, we must satisfy a number of highly technical requirements, which impact how we invest in, operate or manage our assets.
We primarily invest in our portfolio of real estate assets through wholly-owned subsidiaries and other co-investment entities. We operate through three reportable business segments: senior housing operating portfolio, which we also refer to as “SHOP,” outpatient medical and research portfolio, which was formerly known as office operations, and triple-net leased properties. Non-segment assets consist primarily of corporate assets, including cash, restricted cash, loans receivable and investments and miscellaneous accounts receivable as well as investments in unconsolidated entities. In addition, from time to time, we make secured and unsecured loans and other investments relating to real estate or operators. Our chief operating decision maker evaluates performance of the combined properties in each operating segment and determines how to allocate resources to these segments, in significant part, based on net operating income (“NOI”) and related measures for each segment.
We also have investments in unconsolidated entities, including through our third-party institutional capital management business, Ventas Investment Management (“VIM”). Through VIM, we partner with third-party institutional investors to invest in real estate through various joint ventures and other co-investment vehicles where we are the sponsor or general partner, including our open-ended investment vehicle, the Ventas Life Science & Healthcare Real Estate Fund.
We aim to enhance shareholder value by delivering consistent, superior total returns through a strategy of (1) generating reliable and growing cash flows, (2) maintaining a portfolio of high-quality assets that are unified in serving the large and growing aging population and (3) preserving our financial strength, flexibility and liquidity.
Our ability to access capital in a timely and cost-effective manner is critical to the success of our business strategy because it affects our ability to satisfy existing obligations, including the repayment of maturing indebtedness, and to make future investments. Factors such as general market conditions, interest rates, credit ratings on our securities, expectations of our potential future earnings and cash distributions, and the trading price of our common stock impact our access to and cost of external capital. For that reason, we generally attempt to match the long-term duration of our investments in real property with long-term financing through the issuance of shares of our common stock or the incurrence of long-term fixed rate debt.
Our principal executive offices are located at 353 North Clark Street, Suite 3300, Chicago, Illinois 60654, and our telephone number is (877) 483-6827. We maintain a website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein as an inactive textual reference only.
Ventas Realty
Ventas Realty is a wholly owned direct subsidiary of Ventas, Inc. and a limited partnership organized under the laws of the State of Delaware.

RISK FACTORS
Our business, operations and financial condition are subject to various risks. Before you invest in our securities, you should carefully read and consider:
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the risks described in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein; and

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any risks described in any subsequent Quarterly Report on Form 10-Q, Current Report on Form 8-K or other filings we make with the SEC or in the prospectus supplements relating to specific offerings of securities.

USE OF PROCEEDS
Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for working capital and other general corporate purposes, which may include funding acquisitions and investments and repayment of existing indebtedness, or any other general corporate purposes we may deem necessary or advisable. Until we apply the proceeds from a sale of securities to their intended purposes, we may invest such proceeds in short-term investments, including repurchase agreements, some or all of which may not have an investment-grade rating.

DESCRIPTION OF VENTAS, INC. COMMON STOCK
This section describes the general terms and provisions of the common stock of Ventas, Inc. The prospectus supplement relating to any offering of common stock, or other securities convertible into or exchangeable or exercisable for common stock, will describe more specific terms of the offering of common stock or other securities, including the number of shares offered, the initial offering price, and market price and dividend information.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended and Restated Certificate of Incorporation, as amended, of Ventas, Inc. (the “Certificate of Incorporation”), and the Sixth Amended and Restated By-Laws, as amended, of Ventas, Inc. (the “Bylaws”), each of which is filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and Bylaws for additional information before you purchase any shares of Ventas, Inc. common stock.
General
The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 600,000,000 shares of its common stock, par value $0.25 per share. As of February 7, 2024, 402,461,579 shares of Ventas, Inc. common stock were issued and outstanding. The common stock of Ventas, Inc. is listed on the New York Stock Exchange under the symbol “VTR.”
All shares of common stock offered hereby, when issued, will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares of capital stock and to certain provisions of the Certificate of Incorporation, holders of shares of Ventas, Inc. common stock are entitled to receive distributions if, as and when authorized and declared by Ventas, Inc.’s Board of Directors (the “Ventas Board”) out of assets legally available therefor and to share ratably in our assets legally available for distribution to stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities. We currently expect to continue to make quarterly distributions, and from time to time we may make additional distributions.
Holders of shares of Ventas, Inc. common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote. Holders of shares of Ventas, Inc. common stock have no conversion, sinking fund, redemption or preemptive rights. Subject to certain provisions of the Certificate of Incorporation, shares of Ventas, Inc. common stock have equal distribution, liquidation and other rights.
Restrictions on Ownership and Transfer
Ventas, Inc.’s Certificate of Incorporation contains restrictions on the ownership and transfer of its common stock to enable Ventas, Inc. to preserve its REIT status. Ventas Inc.’s Certificate of Incorporation provides certain specified remedies if a transfer would violate one of the ownership limitations. In particular, if a person acquires beneficial or constructive ownership in excess of the ownership limit (currently, 9.0% in number or value, of the outstanding shares of Ventas, Inc. common stock) or in violation of certain other limitations set forth in the Certificate of Incorporation, then the shares that are beneficially or constructively owned in excess of the relevant limitation are considered to be “excess shares.” Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by the Ventas Board. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Ventas Board. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas Inc.’s Certificate of Incorporation also provides that a transfer of shares of common stock that would otherwise result in ownership, under the applicable attribution rules of the Code, of shares in excess of the ownership limit, would cause Ventas, Inc.’s shares to be beneficially owned by fewer than 100 persons, or would result in Ventas, Inc. being “closely held” (within the meaning of Section 856(h) of the Code), will be void and the purported transferee will acquire no rights in the shares.
Under Ventas, Inc.’s Certificate of Incorporation, the Ventas Board may, in its sole and absolute discretion, exempt a person from the 9.0% ownership limit applicable to common stock, if such stockholder provides information and makes representations to the Ventas Board that are satisfactory to the Ventas Board, in its sole and absolute discretion, to establish that such person’s ownership in excess of the ownership limit would not jeopardize Ventas, Inc.’s qualification as a REIT. Any such waiver is and would be conditioned on the person’s ownership not violating the other ownership limitations or otherwise creating the possibility of REIT qualification concerns for Ventas, Inc. and its subsidiaries. The Ventas Board may require an opinion of counsel or the Internal Revenue Service (“IRS”) ruling satisfactory to the Ventas Board and may impose such other conditions or restrictions as it deems appropriate prior to granting any waiver to the 9.0% limit.
These restrictions on the ownership and transfer of our common stock could delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.
Certain Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws
Some of the provisions in the Certificate of Incorporation and Bylaws, in addition to the matters discussed above under “— Restrictions on Ownership and Transfer,” could make it more difficult for a third party to acquire, or may discourage a third party from acquiring, control of us. These provisions include, among others:
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Provisions in the Certificate of Incorporation and Bylaws permitting the Ventas Board to make, amend or repeal the Certificate of Incorporation and Bylaws;

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Provisions in the Certificate of Incorporation permitting the Ventas Board to issue preferred stock in series and to fix the rights and preferences of the series, including, among other things, whether and to what extent the shares of any series will have voting rights and the extent of the preferences of the shares of any series with respect to dividends and other matters;

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A provision in the Bylaws granting only to the Ventas Board or the Chairman of the Ventas Board the right to call special meetings of stockholders;

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Provisions in the Certificate of Incorporation and Bylaws allowing the Ventas Board to fill vacancies on the Board;

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A provision in the Bylaws requiring advance notice for our stockholders to nominate candidates for election to the Ventas Board or to propose business to be considered by our stockholders at a meeting of our stockholders;

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A provision in the Certificate of Incorporation requiring that excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by the Ventas Board.

In addition, Ventas, Inc. is subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”). Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the person became an interested stockholder, unless the business combination or the transaction in which the stockholder became an interested stockholder is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within the prior three years owned, between 15% and 85% of the corporation’s voting stock.

DESCRIPTION OF VENTAS, INC. PREFERRED STOCK
This section describes the general terms and provisions of the preferred stock of Ventas, Inc. The prospectus supplement relating to any offering of preferred stock, or other securities convertible into or exchangeable or exercisable for preferred stock, will describe more specific terms of the preferred stock being offered, including the designation of the series, the number of shares offered, the initial offering price and any voting, dividend and liquidation preference rights, and any general terms described in this section that will not apply to those shares of preferred stock.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the Certificate of Incorporation and the certificate of designation relating to the applicable series of preferred stock that we will file with the SEC, each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the Certificate of Incorporation and such certificate of designation for additional information before you buy any shares of Ventas, Inc. preferred stock.
General
The Certificate of Incorporation authorizes Ventas, Inc. to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of February 7, 2024, no shares of Ventas, Inc. preferred stock were issued or outstanding.
The Ventas Board has authority, without the approval of stockholders, to issue preferred stock in one or more series having the powers, preferences and other rights as it may determine from time to time. Any shares of Ventas, Inc. preferred stock that Ventas, Inc. offers and sells under this prospectus will have the rights described in this section unless the applicable prospectus supplement provides otherwise. You should read the prospectus supplement relating to the particular series of preferred stock being offered for the specific terms of the series, including some or all of the following:
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the description of the shares of preferred stock;

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the number of shares of preferred stock offered;

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the voting rights, if any, of the holders of the shares of preferred stock;

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the offering price of the shares of preferred stock;

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the distribution rate on the shares of preferred stock, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

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the date from which distributions on the shares of preferred stock shall accumulate;

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the provision, if any, for auctioning or remarketing of the shares of preferred stock;

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the provision, if any, for redemption of, or a sinking fund with respect to, the shares of preferred stock;

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the liquidation preference per share of preferred stock;

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any listing of the shares of preferred stock on a securities exchange;

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whether the shares of preferred stock will be convertible or exchangeable and, if so, the security into which they are convertible or exchangeable and the terms and conditions of conversion or exchange, including the conversion price or exchange rate or the manner of determining it;

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whether interests in the shares of preferred stock will be represented by depositary shares as more fully described below under “Description of Ventas, Inc. Depositary Shares;”

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the U.S. federal income tax consequences of owning the shares of preferred stock;

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the relative ranking and preferences of the shares of preferred stock as to distribution and liquidation rights;

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any limitations on issuance of any shares of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to distribution and liquidation rights;

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any limitations on direct or beneficial ownership and restrictions on transfer of the shares of preferred stock, in each case as may be appropriate to preserve our status as a REIT; and

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any other terms of the preferred stock.

As described under “Description of Ventas, Inc. Depositary Shares,” Ventas, Inc. may, at its option, elect to offer depositary shares evidenced by depositary receipts. If Ventas, Inc. elects to so offer, each depositary receipt will represent a fractional interest in a share of the particular series of preferred stock issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.
Ranking
Unless the Ventas Board otherwise determines and we so specify in the applicable prospectus supplement, we expect that any shares of Ventas, Inc. preferred stock will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all shares of Ventas, Inc. common stock.
Dividends
Holders of shares of Ventas, Inc. preferred stock of each series will be entitled to receive dividends at the rates and on the dates shown in the applicable prospectus supplement if, as and when authorized and declared by the Ventas Board out of assets legally available therefor. Ventas, Inc. will pay each dividend to holders of record as they appear on its share transfer books on the record dates fixed by the Ventas Board. In the case of shares of preferred stock represented by depositary receipts, the records of the depositary referred to under “Description of Ventas, Inc. Depositary Shares” will determine the persons to whom dividends are payable.
Dividends on any series of Ventas, Inc. preferred stock may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative dividends will be cumulative from and after the date shown in the applicable prospectus supplement. If the Ventas Board fails to authorize a dividend on any applicable series that is noncumulative, the holders will have no right to receive, and Ventas, Inc. will have no obligation to pay, a dividend in respect of the applicable dividend period, whether or not dividends on that series are declared payable in the future.
If the applicable series is entitled to a cumulative dividend, Ventas, Inc. may not declare, or pay or set aside for payment, a dividend on any other series of preferred stock ranking, as to dividends, on a parity with or junior to the applicable series, unless it declares, and either pays or sets aside for payment, full cumulative dividends on the applicable series for all past dividend periods. If the applicable series does not have a cumulative dividend, Ventas, Inc. must declare, and pay or set aside for payment, full dividends for the then current dividend period only. When dividends are not paid, or set aside for payment, in full on any applicable series and the shares of any other series ranking on a parity as to dividends with the applicable series, Ventas, Inc. must declare, and pay or set aside for payment, all dividends upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid dividends of the several series. For these purposes, accrued and unpaid dividends do not include unpaid dividend periods on noncumulative shares of preferred stock. No interest will be payable in respect of any dividend payment that may be in arrears.
Except as provided in the immediately preceding paragraph, unless Ventas, Inc. declares, and pays or sets aside for payment, full cumulative dividends for all past dividend periods on any applicable series entitled to a cumulative dividend, it may not declare, or pay or set aside for payment, any dividends on common stock or any other equity securities ranking junior to or on a parity with the applicable series as to dividends or upon liquidation. The foregoing restriction does not apply to dividends paid in common stock or other equity securities ranking junior to the applicable series as to dividends and upon liquidation. If the applicable series does not have cumulative dividends, Ventas, Inc. must declare, and pay or set aside for payment, only the dividend for the then current period before declaring dividends on shares of common stock or junior or parity securities. In addition, under the circumstances in which Ventas, Inc. could not declare a dividend, it may not redeem, purchase or otherwise acquire for any consideration any shares of common stock or other parity or junior equity securities, except upon conversion into or exchange for shares of common stock or other junior equity securities. Ventas, Inc. may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred stock.
Ventas, Inc. will credit any dividend payment made on an applicable series first against the earliest accrued but unpaid dividend due with respect to the series.
Redemption
Ventas, Inc. may have the right or may be required to redeem the applicable series, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.
If the applicable series is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares Ventas, Inc. is required to redeem, when the redemption starts, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid dividends, except in the case of noncumulative preferred stock. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for the applicable series is payable only from the net proceeds of an issuance of capital stock, the terms of the applicable series may provide that, if no shares of capital stock shall have been issued or to the extent the net proceeds from any such issuance are insufficient to pay in full the aggregate redemption price then due, the shares of preferred stock will automatically and mandatorily be converted into shares of capital stock pursuant to conversion provisions specified in the applicable prospectus supplement.
Liquidation Preference
The applicable prospectus supplement will describe the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of shares of Ventas, Inc. common stock or any other shares of capital stock ranking junior to the applicable series in the distribution of assets upon liquidation, the holders of that series will be entitled to receive, out of assets legally available therefor, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all accrued and unpaid distributions. If the applicable series does not have a cumulative dividend, accrued and unpaid dividends include only the then current dividend period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of shares of the applicable series will have no right or claim to any of Ventas, Inc.’s remaining assets, and Ventas, Inc.’s remaining assets will be distributed among the holders of any other shares of capital stock ranking junior to the applicable series upon liquidation, according to their rights and preferences.
If, upon any voluntary or involuntary liquidation, Ventas, Inc.’s available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of any series and the corresponding amounts payable on all shares of capital stock ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of capital stock will share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.
Voting Rights
Holders of shares of the applicable series will not have any voting rights, except as otherwise from time to time required by law or as specified in the applicable prospectus supplement.
As more fully described under “Description of Ventas, Inc. Depositary Shares” below, if Ventas, Inc. elects to issue depositary shares, each representing a fraction of a share of a series of preferred stock, each depositary will in effect be entitled to a fraction of a vote per depositary share.
Conversion Rights
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or Ventas, Inc. may require you to, convert shares of the applicable series into shares of common stock or any other class or series of shares of capital stock. The terms will include the number of shares of common stock or other securities into which the shares of the applicable series are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at Ventas, Inc.’s option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the applicable series.
Our Exchange Rights
We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which Ventas, Inc. may require you to exchange shares of the applicable series for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred stock being exchanged.
Restrictions on Ownership and Transfer
Ventas, Inc.’s Certificate of Incorporation contains restrictions on the ownership and transfer of its preferred stock to enable Ventas, Inc. to preserve its REIT status. Ventas Inc.’s Certificate of Incorporation provides certain specified remedies if a transfer would violate one of the ownership limitations. In particular, if a person acquires beneficial or constructive ownership in excess of the ownership limit (currently, 9.9% in number or value, of the outstanding shares of Ventas, Inc. preferred stock) or in violation of certain other limitations set forth in the Certificate of Incorporation, then the shares that are beneficially or constructively owned in excess of the relevant limitation are considered to be “excess shares.” Excess shares are automatically deemed transferred to a trust for the benefit of a charitable institution or other qualifying organization selected by the Ventas Board. The trust is entitled to all dividends with respect to the excess shares and the trustee may exercise all voting power over the excess shares. Ventas, Inc. has the right to buy the excess shares for a purchase price equal to the lesser of (1) the price per share in the transaction that created the excess shares, or (2) the market price on the date Ventas, Inc. buys the shares, and Ventas, Inc. may defer payment of the purchase price for up to five years. If Ventas, Inc. does not purchase the excess shares, the trustee of the trust is required to transfer the excess shares at the direction of the Ventas Board. The owner of the excess shares is entitled to receive the lesser of the proceeds from the sale of the excess shares or the original purchase price for such excess shares, and any additional amounts are payable to the beneficiary of the trust. Ventas Inc.’s Certificate of Incorporation also provides that a transfer of shares of preferred stock that would otherwise result in ownership, under the applicable attribution rules of the Code, of shares in excess of the ownership limit, would cause Ventas, Inc.’s shares to be beneficially owned by fewer than 100 persons, or would result in Ventas, Inc. being “closely held” (within the meaning of Section 856(h) of the Code), will be void and the purported transferee will acquire no rights in the shares.
Under Ventas, Inc.’s Certificate of Incorporation, the Ventas Board may, in its sole and absolute discretion, exempt a person from the 9.9% ownership limit applicable to preferred stock, if such stockholder provides information and makes representations to the Ventas Board that are satisfactory to the Ventas Board, in its sole and absolute discretion, to establish that such person’s ownership in excess of the ownership limit would not jeopardize Ventas, Inc.’s qualification as a REIT. Any such waiver granted by the Ventas Board to such person would be conditioned on the person’s ownership not violating the other ownership limitations or otherwise creating the possibility of REIT qualification concerns for Ventas, Inc. and its subsidiaries. The Ventas Board may require an opinion of counsel or IRS ruling satisfactory to the Ventas Board and may impose such other conditions or restrictions as it deems appropriate prior to granting any waiver to the 9.9% limit.

DESCRIPTION OF VENTAS, INC. DEPOSITARY SHARES
This section describes the general terms and provisions of shares of preferred stock of Ventas, Inc. represented by depositary shares. The prospectus supplement relating to an offering of depositary shares will describe more specific terms of the depositary shares being offered, including the number of shares offered, the initial offering price and the powers, preferences and other rights of the underlying preferred stock and any general terms outlined in this section that will not apply to those depositary shares.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable deposit agreement (including the depositary receipt), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of deposit agreement (including the depositary receipt) for additional information before you buy any Ventas, Inc. depositary shares.
General
Ventas, Inc. may, at its option, elect to offer fractional interests in shares of preferred stock, rather than shares of preferred stock. If Ventas, Inc. exercises this option, it will appoint a depositary to issue depositary receipts representing those fractional interests. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between Ventas, Inc. and the depositary. The applicable prospectus supplement will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the shares of preferred stock represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the shares of Ventas, Inc. preferred stock underlying the surrendered depositary receipts.
Dividends and Other Distributions
The depositary will be required to distribute all dividends and other cash distributions received in respect of the applicable shares of preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, the depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with Ventas, Inc.’s approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Depositary shares that represent shares of preferred stock that have been converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of shares of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Shares of Preferred Stock
You may receive the number of whole shares of the applicable series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Partial shares of preferred stock will not be issued. If the number of depositary shares that you surrender exceeds the number of depositary shares that represent the number of whole shares of preferred stock that you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your shares of preferred stock, you will not be entitled to re-deposit those shares of preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn shares of preferred stock.
Redemption of Depositary Shares
If Ventas, Inc. redeems shares of the applicable series of preferred stock underlying the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the applicable series of preferred stock, and the redemption date for depositary shares will be the same as that of the preferred stock. If Ventas, Inc. has elected to redeem less than all of the depositary shares, the depositary will select the depositary shares for redemption by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Underlying Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the applicable series of preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary shares on the record date will be entitled to instruct the depositary as to how to vote the shares of preferred stock represented by the holder’s depositary shares. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares of preferred stock represented by your depositary shares as you instruct. Ventas, Inc. will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote, the depositary will abstain from voting the shares of preferred stock represented by your depositary shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its negligence or willful misconduct.
Liquidation Preference
Upon Ventas, Inc.’s voluntary or involuntary liquidation, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of Ventas, Inc. preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Shares of Preferred Stock
The depositary shares will not themselves be convertible into or exchangeable for shares of Ventas, Inc.’s common stock or preferred stock or any other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions for the depositary to instruct Ventas, Inc. to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, Ventas, Inc. may require you to surrender all of your depositary receipts to the applicable depositary upon requiring the conversion or exchange of the preferred stock represented by the depositary shares into debt securities. Ventas, Inc. will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, it will cause the conversion or exchange using the same procedures as those provided for delivery of shares of preferred stock to effect the conversion or exchange. If you convert less than all of your depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Amendment and Termination of a Deposit Agreement
Ventas, Inc. and the applicable depositary are permitted to amend the provisions of depositary receipts and any deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by Ventas, Inc. upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) holders of depositary shares representing a majority of each series of preferred stock affected by the termination consent to the termination. If either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred stock that are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
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all depositary shares have been redeemed;

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there shall have been a final distribution in respect of the applicable series of preferred stock in connection with a liquidation of Ventas, Inc. and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the Ventas, Inc. preferred stock; or

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each share of the applicable series of preferred stock has been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of the depositary for any duties the holders request to be performed that are outside those expressly provided for in the applicable deposit agreement.
Resignation and Removal of Depositary
A depositary may resign at any time by delivering to Ventas, Inc. notice of its election to do so. In addition, Ventas, Inc. may at any time remove a depositary. Any resignation or removal will take effect when Ventas, Inc. appoints a successor depositary and it accepts the appointment. Ventas, Inc. must appoint a successor depositary within 60 days after delivery of a notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.
Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications it receives from Ventas, Inc. with respect to the related shares of preferred stock. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.
Neither Ventas, Inc. nor the depositary will be liable if the depositary is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Ventas, Inc.’s obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither Ventas, Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished. Ventas, Inc. and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting shares of preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and Ventas, Inc., on the other hand, the depositary will be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF VENTAS, INC. WARRANTS
This section describes the general terms and provisions of warrants of Ventas, Inc. The prospectus supplement relating to an offering of the warrants will describe more specific terms of the warrants being offered, including the number of warrants offered, the initial offering price and the terms of the underlying securities and any general terms outlined in this section that will not apply to those warrants.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable warrant agreement (including the warrant certificate), the form of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the form of warrant agreement (including the warrant certificate) for additional information before you buy any Ventas, Inc. warrants.
General
Ventas, Inc. may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to Ventas, Inc., or to receive from Ventas, Inc., the cash value of the right to purchase or sell, debt securities, preferred stock, depositary shares or common stock. Ventas, Inc. will enter into a warrant agreement governing the issuance of the warrants with a warrant agent, who will act solely as its agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the terms of each series of warrants being offered, including some or all of the following:
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the offering price of the warrants;

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the number of warrants offered;

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the securities underlying the warrants;

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the exercise price of the warrants, the procedures for exercise and the circumstances, if any, that will cause the warrants to be automatically exercised;

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the date on which the warrants will expire;

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the U.S. federal income tax consequences of owning the warrants;

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the rights, if any, that Ventas, Inc. has to redeem the warrants;

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the name of the warrant agent; and

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any other terms of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities underlying the warrants and will not be entitled to payments made to holders of those securities.
Ventas, Inc. and the applicable warrant agent may amend or supplement the warrant agreement without the consent of the affected holders of warrants to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable series of warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement, as amended. The applicable prospectus supplement may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF DEBT SECURITIES
This section describes the general terms and provisions of the debt securities of Ventas Realty and the debt securities of Ventas, Inc. For purposes hereof, references to the issuer means either Ventas Realty or Ventas, Inc., as applicable. The prospectus supplement relating to any offering of debt securities will describe more specific terms of the debt securities being offered, including the designation of the series, the aggregate principal amount being offered, the initial offering price, the interest rate and any redemption, purchase or conversion rights and any general terms described in this section that will not apply to those debt securities.
The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable base indenture referred to below and the supplemental indenture (including the form of debt security) relating to the applicable series of debt securities, the form or a copy of each of which is or will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference herein. You should read the applicable base indenture and supplemental indenture (including the applicable form of debt security) for additional information before you buy any debt securities of the issuer.
General
The debt securities will be direct unsecured general obligations of the issuer and may include debentures, notes, bonds or other evidences of indebtedness. The debt securities may be senior or subordinated and will be issued under one or more indentures among the issuer and the guarantor, if any, named therein, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as the initial trustee, which we refer to herein as base indentures. The base indentures do not limit the aggregate principal amount of debt securities that may be issued thereunder.
Senior debt securities will be issued under a base senior indenture, dated February 23, 2018, by and among Ventas Realty, Ventas, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of each series of debt securities will be established pursuant to a supplemental indenture or a resolution duly adopted by the Ventas Board or a duly authorized committee thereof. Subordinated debt securities will be issued under a subordinated indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part, in one or more series established pursuant to a supplemental indenture or a resolution duly adopted by the Ventas Board or a duly authorized committee thereof. In this prospectus, we refer to the senior indenture and the subordinated indenture (together with each applicable supplemental indenture or resolution establishing the applicable series of debt securities), collectively, as the indentures. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Each indenture provides that there may be more than one trustee with respect to one or more series of debt securities under that indenture. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities issued under that indenture, and a successor trustee may be appointed to act with respect to such series.
If two or more persons are acting as trustee with respect to different series of debt securities issued under the same indenture, each of the trustees will be a trustee of a trust under that indenture separate and apart from the trust administered by any other trustee. In that case, except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by a trustee only with respect to the one or more series of debt securities for which it is trustee.
The applicable prospectus supplement will describe the specific terms of each series of debt securities being offered, including some or all of the following:
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the title of the debt securities;

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the issuer of the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the purchase price of the debt securities, expressed as a percentage of the principal amount;

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the date or dates on which the principal of and any premium on the debt securities will be payable or the method for determining the date or dates;

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if the debt securities will bear interest, the interest rate or rates or the method by which the rate or rates will be determined;

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if the debt securities will bear interest, the date or dates from which any interest will accrue, the interest payment dates on which any interest will be payable, the record dates for those interest payment dates and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

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the place or places where payments on the debt securities will be made and the debt securities may be surrendered for registration of transfer or exchange;

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if the issuer will have the option to redeem all or any portion of the debt securities, the terms and conditions upon which the debt securities may be redeemed;

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the terms and conditions of any sinking fund or any similar provisions obligating the issuer or permitting a holder to require the issuer to redeem or purchase all or any portion of the debt securities prior to final maturity;

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the currency or currencies in which the debt securities are denominated and payable if other than U.S. dollars and the manner of determining the equivalent of those amounts in U.S. dollars;

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whether the amount of any payments on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts are to be determined;

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any additions or changes to the events of default in the applicable base indenture;

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the portion of the principal of the debt securities payable upon acceleration of maturity, if other than the entire principal amount;

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any additions or changes with respect to the other covenants in the applicable base indenture;

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the terms and conditions, if any, upon which the debt securities may be convertible into common stock;

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whether the debt securities will be issued in certificated or book-entry form and, if the latter, the securities depositary;

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whether the debt securities will be issued in denominations other than $1,000 and any integral multiple of $1,000;

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the applicability of the defeasance and covenant defeasance provisions of the applicable base indenture;

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the guarantor, if any, who will guarantee the debt securities and the methods for determining, and releasing, such guarantor, if any;

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the trustee for that series of debt securities, if other than U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association) (or successors thereto);

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the U.S. federal income tax consequences of owning the debt securities; and

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any other terms of the debt securities consistent with the provisions of the applicable base indenture.

Debt securities may be issued as original issue discount securities to be offered and sold at a substantial discount from their stated principal amount. Special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities may be described in the applicable prospectus supplement.
Unless otherwise provided with respect to a series of debt securities, the debt securities will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000.

Ranking
Each series of senior debt securities will constitute senior indebtedness and will rank equally with each other series of senior debt securities and other senior indebtedness and senior to all subordinated indebtedness, including, but not limited to, all subordinated debt securities. Each series of subordinated debt securities will constitute subordinated indebtedness and will rank equally with each other series of subordinated debt securities but subordinate to all senior indebtedness.
Payments on the subordinated debt securities will be subordinated to the senior indebtedness of the issuer and the guarantor, if any, described under “Guarantees” below, whether outstanding on the date of the subordinated indenture or incurred after that date. As of December 31, 2023, we had $9.3 billion of outstanding senior indebtedness (excluding unamortized fair value adjustment and unamortized discounts). The prospectus supplement relating to each issuance of subordinated debt securities will specify the aggregate amount of our outstanding indebtedness as of the most recent practicable date that would rank senior to the subordinated debt securities.
If any of the following events occur, the holders of senior indebtedness must receive payment of the full amount due on the senior indebtedness, or that payment must be duly provided for, before the issuer may make payments on the subordinated debt securities:
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any distribution of our assets upon our liquidation, reorganization or other similar transaction except for a distribution in connection with a merger or other transaction complying with the covenant described below under “— Merger Covenant”;

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the occurrence and continuation of a payment default on any senior indebtedness; or

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a declaration of the principal of any series of subordinated debt securities, or, in the case of original issue discount securities, the portion of the principal amount specified under their terms, as due and payable, that has not been rescinded and annulled.

However, if the event is the acceleration of any series of subordinated debt securities, only the holders of senior indebtedness outstanding at the time of the acceleration of those subordinated debt securities, or, in the case of original issue discount securities, that portion of the principal amount specified under their terms, must receive payment of the full amount due on that senior indebtedness, or such payment must be duly provided for, before the issuer makes payments on the subordinated debt securities.
As a result of the subordination provisions, some of our general creditors, including holders of senior indebtedness, may recover more, ratably, than the holders of the subordinated debt securities in the event of insolvency.
For purposes of the subordinated indenture, “senior indebtedness” of the issuer and any guarantor means the following indebtedness and obligations:
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the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

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purchase money and similar obligations;

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obligations under capital leases;

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guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the issuer or the guarantor, if any, are responsible for the payment of, the indebtedness of others;

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renewals, extensions and refundings of the foregoing indebtedness;

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interest or obligations in respect of the foregoing indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

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obligations associated with derivative products.

However, indebtedness and obligations do not constitute senior indebtedness if the instrument by which the issuer or the guarantor becomes obligated for that indebtedness or those obligations expressly provides that indebtedness or those obligations are junior in right of payment to any other indebtedness or obligations of the issuer or the guarantor, as applicable.

Guarantees
If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of a guarantee by Ventas, Inc. or Ventas Realty, then the debt securities will be fully and unconditionally guaranteed by Ventas, Inc. or Ventas Realty, as applicable. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries of the issuer, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the issuer. The guarantees will be general obligations of each guarantor. If a series of debt securities is so guaranteed, a supplemental indenture to the applicable base indenture will be executed by each guarantor. Ventas, Inc. is the guarantor under the indentures governing all of Ventas Realty’s existing senior notes.
The obligations of each guarantor under its guarantee will be limited as necessary to prevent that guarantee from constituting a fraudulent conveyance under applicable law. A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge into another company, other than an issuer or another guarantor, unless the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all of the obligations of that guarantor pursuant to a supplemental indenture satisfactory to the applicable trustee, and only if immediately after giving effect to the transaction, no default or event of default would exist. The terms of any guarantee and the conditions upon which a guarantor may be released from its obligations under that guarantee will be set forth in the applicable prospectus supplement.
Certificated Debt Securities
Except as otherwise provided in the applicable prospectus supplement, debt securities will not be issued in certificated form. If, however, debt securities are to be issued in certificated form, no service charge will be made for any transfer or exchange of any of those debt securities, but the issuer may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.
Book-Entry Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with the depositary identified in the applicable prospectus supplement, which will keep a computerized record of its participants (for example, brokers) whose clients have purchased the debt securities. Each participant will then keep a record of its clients who purchased the debt securities. Unless a global security is exchanged in whole or in part for debt securities in certificated form, it may not be transferred. However, transfers of the whole security between the depositary for that global security and its nominees or their respective successors are permitted.
Unless otherwise provided in the applicable prospectus supplement, The Depository Trust Company, New York, New York (“DTC”) will act as depositary for each series of global securities, and DTC will register the global securities in the name of its nominee, Cede & Co. Beneficial interests in global securities will be shown on, and transfers of global securities will be effected only through, records maintained by DTC and its participants.
DTC has provided the following information to us. DTC, the world’s largest securities depository, is a:
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limited purpose trust company organized under the New York Banking Law;

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“banking organization” within the meaning of the New York Banking Law;

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member of the Federal Reserve System;

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“clearing corporation” within the meaning of the New York Uniform Commercial Code; and

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“clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds and provides asset servicing for U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’

accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.
Principal and interest payments on global securities registered in the name of DTC’s nominee will be made in immediately available funds to DTC’s nominee as the registered owner of the global securities. The issuer and the trustee will treat DTC’s nominee as the owner of the global securities for all other purposes as well. Accordingly, the issuer, the trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global securities to owners of beneficial interests in the global securities. DTC’s practice is to credit direct participants’ accounts upon receipt of any payment of principal or interest on the payment date in accordance with their respective holdings of beneficial interests in the global securities as shown on DTC’s records. Payments by direct and indirect participants to owners of beneficial interests in the global securities will be governed by standing instructions and customary practices. These payments will be the responsibility of the direct and indirect participants and not of DTC, the trustee or the issuer, subject to any statutory or regulatory requirements as may be in effect from time to time.
Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like amount and terms in authorized denominations only if:
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DTC notifies us that it is unwilling or unable to continue as depositary;

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DTC ceases to be a registered clearing agency and a successor depositary is not appointed by us within 120 days; or

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we determine not to require all of the debt securities of a series to be represented by a global security and notify the applicable trustee of our decision.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.
Certain Indenture Provisions
Merger Covenant
Pursuant to the terms of each indenture, Ventas, Inc. may not, directly or indirectly: (1) consolidate or merge with or into another person or entity, or (2) sell, assign, transfer, convey, lease (other than to an unaffiliated operator in the ordinary course of business) or otherwise dispose of all or substantially all of the properties or assets of Ventas, Inc. and its subsidiaries taken as a whole, in one or more related transactions, to another person or entity, unless:
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either (a) Ventas, Inc. is the surviving corporation or (b) the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the person or entity formed by or surviving any such consolidation or merger (if other than Ventas, Inc.) or the person or entity to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all of Ventas, Inc.’s obligations under the applicable debt securities and the applicable indenture pursuant to agreements reasonably satisfactory to the trustee; and

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immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Ventas, Inc. or any subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no default or event of default exists under the applicable indenture.
Upon any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of Ventas, Inc. in accordance with the foregoing provisions, the successor person or entity formed by such consolidation or into which Ventas, Inc. is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of, Ventas, Inc. under the applicable indenture with the same effect as if such successor initially had been named as Ventas, Inc. therein. When a successor assumes all the obligations of its predecessor under the applicable indenture and the applicable debt securities following a consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the assets of the predecessor in accordance with the foregoing provisions, the predecessor will be released from those obligations.
The foregoing restrictions will not apply to: (1) a sale, assignment, transfer, conveyance or other disposition of assets between or among Ventas, Inc. and its subsidiaries; (2) a sale or transfer of assets from a guarantor to the issuer; or (3) the consolidation or merger of a guarantor with or into the issuer.
Events of Default, Notice and Waiver
Each indenture provides that the following are events of default with respect to any series of debt securities issued thereunder, unless the applicable prospectus supplement states otherwise:
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default by Ventas, Inc. or its subsidiaries for 30 days in the payment of any interest on any debt security of that series;

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default by Ventas, Inc. or its subsidiaries in the payment of the principal or premium, if any, on any debt security of that series when due and payable;

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default by Ventas, Inc. or its subsidiaries in the making of any sinking fund payment required for any debt security of that series when due;

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breach by Ventas, Inc. or its subsidiaries of any other term of that indenture for 60 days after receipt of notice of default stating they are in breach (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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default under any other indebtedness of Ventas, Inc. or its subsidiaries in an aggregate principal amount exceeding $100.0 million after any applicable grace period, which default results in the acceleration of the maturity of such indebtedness and where that indebtedness is not discharged or that acceleration is not rescinded or annulled within ten days after receipt of written notice specifying the default (either the applicable trustee or the holders of more than 25% in aggregate principal amount of the applicable debt securities of that series then outstanding may send the notice);

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certain events of bankruptcy, insolvency or reorganization of Ventas, Inc. or its significant subsidiaries;

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the cessation of any guarantee of the debt securities of that series to be in full force and effect or the disaffirmance or denial by any guarantor of its obligations with respect to any guarantee of the debt securities; and

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any other event of default provided with respect to the debt securities of that series and described in the applicable prospectus supplement.

The applicable trustee will be required to give notice to the holders of the applicable debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The applicable trustee may withhold notice to the holders of the applicable debt securities of any default, except a default in the payment of the principal of, premium or additional amounts, if any, or interest on the applicable debt securities, if specified responsible officers of the applicable trustee in good faith determine that withholding the notice is in the interest of the holders.

If an event of default with respect to the applicable debt securities has occurred and has not been cured, either the applicable trustee or the holders of at least 25% in principal amount of the applicable debt securities then outstanding may declare the entire principal amount of the applicable debt securities to be due and immediately payable by written notice to Ventas, Inc., the issuer and the applicable trustee. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all outstanding debt securities will be automatically accelerated, without any action by the applicable trustee or any holder. At any time after the applicable trustee or the holders have accelerated the applicable debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the applicable debt securities then outstanding may, under certain circumstances, rescind and annul such acceleration.
Holders of a majority in principal amount of outstanding debt securities of any series may, subject to some limitations, waive any past default with respect to that series and the consequences of the default (including without limitation waivers obtained in connection with the purchase of, or tender offer or exchange offer for, such debt securities). The prospectus supplement relating to any series of debt securities that are original issue discount securities will describe the particular provisions relating to acceleration of a portion of the principal amount of those original issue discount securities upon the occurrence and continuation of an event of default.
Except in cases of default, where a trustee has some special duties, the applicable trustee is not required to take any action under the applicable indenture at the request of any holders of applicable debt securities unless such holders offer the applicable trustee satisfactory protection from expenses and liability. We refer to this as an “indemnity.” If reasonable indemnity is provided, the holders of a majority in principal amount of the applicable debt securities then outstanding may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable trustee. These majority holders may also direct the applicable trustee in performing any other action under the applicable indenture, subject to certain limitations.
Before a holder bypasses the applicable trustee and brings its own lawsuit or other formal legal action or takes other steps to enforce its rights or protect its interests relating to the applicable debt securities, the following must occur:
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the holder must give the applicable trustee written notice that an event of default with respect to the applicable debt securities has occurred and remains uncured;

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the holders of at least a majority in principal amount of all applicable debt securities outstanding must make a written request that the applicable trustee take action because of the default, and must offer reasonable indemnity to the applicable trustee against the cost and other liabilities of taking that action;

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the applicable trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity; and

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the holders of at least a majority in principal amount of all applicable debt securities outstanding must not have given the applicable trustee a direction inconsistent with such request within such 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on any debt security after its due date.
Within 120 days after the end of each fiscal year, Ventas, Inc. and the guarantor, if any, will furnish to the applicable trustee a written statement by certain of Ventas, Inc.’s officers certifying that, to their knowledge, Ventas, Inc. is in compliance with the applicable indenture and the applicable debt securities, or otherwise specifying any default.
Modification of the Indentures
Except as provided in the next two succeeding paragraphs, each indenture and/or the applicable debt securities may be amended or supplemented with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected by such amendment or supplement, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such debt securities), and any existing default, event of default (other than a default or event of default with respect to the payment of the principal of, or premium or additional amounts, if any, or interest on, the applicable debt securities, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the applicable indenture or the applicable debt securities may be waived with the consent of the holders of a majority in principal amount of the debt securities then outstanding issued under the applicable indenture affected thereby, voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the applicable debt securities).
Without the consent of each holder affected, an amendment or waiver may not (with respect to any debt securities held by a non-consenting holder):
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reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the principal amount, or change the fixed maturity, of any debt security, reduce the rate of, or change the time for payment of, interest or any premium on any debt security or alter the provisions with respect to the redemption thereof (excluding, for the avoidance of doubt, the number of days before a redemption date that a notice of redemption must be mailed to holders of such debt securities, which may be amended with the written consent of the holders of at least a majority in aggregate principal amount of the debt securities then outstanding);

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reduce the rate of or change the time for payment of interest on any debt security, the payment of any sinking fund or analogous obligation, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of such security;

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reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity;

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waive a default or event of default in the payment of principal of, or interest or premium, or additional amounts, if any, on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding and a waiver of the payment default that resulted from such acceleration);

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make a debt security payable in a currency, currencies or currency unit(s) other than the currency stated in such debt security;

•
make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, or additional amounts, if any, on such debt securities;

•
release any guarantor from any of its obligations under its guarantee of the debt securities or the applicable indenture except in accordance with the terms of such indenture;

•
impair the rights of holders of the debt securities to convert their securities, if convertible, upon the terms established pursuant to or in accordance with the provisions of the applicable indenture;

•
waive a redemption payment with respect to any debt security; or

•
make any change in the amendment and waiver provisions set forth above.

Any such consent need only approve the substance, rather than the particular form, of the proposed amendment.
Notwithstanding the preceding, without the consent of any holder of debt securities, the indentures and the applicable debt securities issued thereunder may be amended or supplemented to:
•
cure any ambiguity, defect or inconsistency;

•
provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
provide for the assumption of the obligations of the issuer to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of the assets of the issuer;

•
add to the covenants of the issuer for the benefit of the holders of all or any series of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of the debt securities of that series);

•
add any additional events of default for the benefit of the holders of all or any series of debt securities (and if such events of default are to be for the benefit of less than all series of debt securities, stating that such events of default are expressly being included solely for the benefit of the debt securities of that series); provided, however, that in respect of any such additional events of default, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults), may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of that or those series of debt securities to which such additional events of default apply to waive such default;

•
add to, change or eliminate any of the provisions of an indenture, so long as any such addition not otherwise permitted under the applicable indenture shall (i) neither apply to any securities of any series created prior to the execution of such amendment or supplement and entitled to the benefit of such provision nor modify the rights of the holders of any such security with respect to the benefit of such provision or (ii) become effective only when there is no such security outstanding;

•
establish the form or terms of debt securities of any series as permitted by the applicable indenture, including the provisions and procedures relating to debt securities convertible into Ventas, Inc. common stock;

•
evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee;

•
evidence the succession of another entity to Ventas, Inc. and the assumption by the successor of the covenants of Ventas, Inc. contained in the applicable indenture;

•
supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of debt securities pursuant thereto, provided that any such action will not adversely affect the interests of the holders of debt securities of that series or any other series of debt securities in any material respect;

•
add additional guarantees with respect to the applicable debt securities;

•
secure the applicable debt securities;

•
make any other change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the applicable indenture of any such holder;

•
comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act;

•
with respect to any series of debt securities, to conform the text of such series of debt securities or the indenture applicable thereto to any provision of the “Description of the Notes,” “Description of Notes” or “Description of Debt Securities” sections of the offering memorandum, prospectus supplement or other like offering document relating to the initial offering of such series of debt securities, to the extent that such provision was intended to be a verbatim recitation of a provision of such series of debt securities or the indenture applicable thereto; or

•
to provide for the issuance of additional debt securities as permitted by the applicable indenture.

Defeasance and Covenant Defeasance
When the issuer establishes a series of debt securities, it may provide that the debt securities of that series are subject to the defeasance and discharge provisions of the applicable indenture. If those provisions are made applicable, the issuer may elect either:

•
to defease and, together with the guarantor (if any), be legally released from, subject to some limitations, all of their respective obligations with respect to the debt securities of that series; or

•
to be released from the obligations to comply with specified covenants and eliminate certain events of default relating to the debt securities of that series as described in the applicable prospectus supplement.

To effect defeasance or covenant defeasance, the issuer must irrevocably deposit in trust with the applicable trustee an amount in any combination of funds or government obligations, which, through the payment of principal and interest in accordance with their terms, will provide money sufficient to make payments on the debt securities of that series and any mandatory sinking fund or analogous payments on the debt securities of that series.
Upon such defeasance, the issuer will not be released from obligations:
•
to pay additional amounts, if any, on the debt securities of that series upon the occurrence of some events;

•
to register the transfer or exchange of the debt securities of that series;

•
to replace some of the debt securities of that series;

•
to maintain an office relating to the debt securities of that series; or

•
to hold moneys for payment in trust.

To establish such a trust, the issuer must, among other things, deliver to the applicable trustee an opinion of counsel to the effect that the holders of the debt securities of that series:
•
will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance; and

•
will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. In the case of defeasance, the opinion of counsel must be based upon a ruling of the IRS or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

Government obligations generally mean securities which are:
•
direct obligations of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, in each case, where the issuer has pledged its full faith and credit to pay the obligations; or

•
obligations of an agency or instrumentality of the U.S. or of the government that issued the foreign currency in which the applicable debt securities are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the U.S. or that other government.

In any case, the issuer of government obligations cannot have the option to call or redeem the obligations. In addition, government obligations include, subject to certain qualifications, a depository receipt issued by a bank or trust company as custodian with respect to any government obligation or a specific payment of interest on or principal of any such government obligation held by the custodian for the account of a depository receipt holder.
If the issuer effects covenant defeasance with respect to the debt securities of any series, the amount on deposit with the applicable trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity. However, the debt securities of that series may become due and payable prior to their stated maturity if there is an event of default with respect to a covenant from which the issuer has not been released. In that event, the amount on deposit may not be sufficient to pay all amounts due on the debt securities of that series at the time of the acceleration and the holders of those debt securities will be required to look to the issuer and the guarantor, if any, for repayment of any shortfall.
The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above.

Convertible Debt Securities
Unless otherwise provided in the applicable prospectus supplement, the following provisions will apply to debt securities of Ventas, Inc. that will be convertible into shares of Ventas, Inc. common stock.
Each holder of unredeemed convertible debt securities may, at any time during the period specified in the applicable prospectus supplement, convert those convertible debt securities into shares of Ventas, Inc. common stock. The conversion price or rate for each $1,000 principal amount of convertible debt securities will be specified in the applicable prospectus supplement. The holder of a convertible debt security may convert only a portion of the convertible debt security that is $1,000 principal amount or any integral multiple of $1,000. In the case of convertible debt securities called for redemption, conversion rights will expire at the close of business on the date fixed for the redemption. However, in the case of repayment at the option of the applicable holder, conversion rights will terminate upon receipt of written notice of the holder’s exercise of that option.
The conversion price or rate may be subject to adjustment in certain events, as specified in the applicable indenture, including:
•
the issuance of shares of Ventas, Inc. common stock as a dividend on the common stock;

•
subdivisions and combinations of Ventas, Inc. common stock;

•
the issuance to all holders of Ventas, Inc. common stock of rights or warrants entitling such holders for a period not exceeding 45 days to subscribe for or purchase shares of common stock at a price per share less than its then current per share market price; and

•
the distribution to all holders of Ventas, Inc. common stock of (i) shares of Ventas, Inc. capital stock, other than common stock, (ii) evidence of Ventas, Inc. indebtedness or assets excluding cash dividends or distributions paid from its retained earnings or (iii) subscription rights or warrants other than those referred to above.

However, Ventas, Inc. will not be required to make any adjustment of the conversion price or rate of less than 1%. Fractional shares of common stock will not be issued upon conversion. In lieu of fractional shares, Ventas, Inc. will pay a cash adjustment. Unless otherwise specified in the applicable prospectus supplement, debt securities surrendered for conversion between any record date for an interest payment and the related interest payment date must be accompanied by payment of an amount in cash equal to the interest payment on the surrendered debt security. However, that payment does not have to accompany debt securities surrendered for conversion if those debt securities have been called for redemption during that period. Furthermore, upon conversion of any original issue discount security, the fixed number of shares of common stock into which such original issue discount security is convertible will first be applied to the portion attributable to the accrued original issue discount relating to the period from the date of issuance to the date of conversion of the original issue discount security, and, second, to the portion attributable to the balance of the principal amount of such debt securities.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a general summary of certain material U.S. federal income tax considerations regarding our election to be taxed as a REIT and the acquisition, ownership and disposition of our capital stock or debt securities. Supplemental U.S. federal income tax considerations relevant to holders of the securities offered by this prospectus (including warrants, preferred stock and depositary shares) may be provided in the prospectus supplement that relates to those securities. For purposes of this discussion, references to “we,” “our” and “us” mean only Ventas, Inc. and do not include any of its subsidiaries, except as otherwise indicated. This summary is for general information only and is not tax advice. The information in this summary is based on:
•
the Code;

•
current, temporary and proposed Treasury regulations promulgated under the Code (the “Treasury Regulations”);

•
the legislative history of the Code;

•
administrative interpretations and practices of the IRS; and

•
court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. The sections of the Code and the corresponding Treasury Regulations that relate to qualification and taxation as a REIT are highly technical and complex. The following discussion sets forth certain material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated under the Code, and administrative and judicial interpretations thereof. Potential tax reforms may result in significant changes to the rules governing U.S. federal income taxation. New legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may significantly and adversely affect our ability to qualify as a REIT, the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us, including those described in this discussion. Moreover, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT. Any such changes could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the IRS that we qualify as a REIT, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this discussion will not be challenged by the IRS or will be sustained by a court if challenged by the IRS. This summary does not discuss any state, local or non-U.S. tax consequences, or any tax consequences arising under any U.S. federal tax laws other than U.S. federal income tax laws, associated with the acquisition, ownership or disposition of our capital stock or debt securities, or our election to be taxed as a REIT.
You are urged to consult your tax advisor regarding the tax consequences to you of:
•
the acquisition, ownership and disposition of our capital stock or debt securities, including the U.S. federal, state, local, non-U.S. and other tax consequences;

•
our election to be taxed as a REIT for U.S. federal income tax purposes; and

•
potential changes in applicable tax laws.

Taxation of Our Company
General.   We have elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ended December 31, 1999. We believe that we have been organized and have operated in a manner that has allowed us to qualify for taxation as a REIT under the Code commencing with such taxable year, and we intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, including through actual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify” for potential tax consequences if we fail to qualify as a REIT.
Hogan Lovells US LLP has acted as our tax counsel in connection with this prospectus. Hogan Lovells US LLP has rendered an opinion to us, as of the date of this prospectus, to the effect that, commencing with our taxable year ended December 31, 2017, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in a factual certificate provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Code, which are discussed below, including through actual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Hogan Lovells US LLP. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year have satisfied or will satisfy those requirements. Further, the anticipated U.S. federal income tax treatment described herein may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Hogan Lovells US LLP has no obligation to update its opinion subsequent to the date of such opinion.
Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a C corporation. A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. We will, however, be required to pay U.S. federal income tax as follows:
•
First, we will be required to pay regular U.S. federal corporate income tax on any undistributed REIT taxable income, including undistributed capital gain.

•
Second, if we have (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other nonqualifying income from foreclosure property, we will be required to pay regular U.S. federal corporate income tax on this income. To the extent that income from foreclosure property is otherwise qualifying income for purposes of the 75% gross income test, this tax is not applicable. Subject to certain other requirements, foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property. See “— Foreclosure Property.”

•
Third, we will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

•
Fourth, if we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

•
Fifth, if we fail to satisfy any of the asset tests (other than a de minimis failure of the 5% or 10% asset test), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•
Sixth, if we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the gross income tests or certain violations of the asset tests, as described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.
•
Seventh, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (1) 85% of our ordinary income for the year, (2) 95% of our capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

•
Eighth, if we acquire any asset from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we generally will be required to pay regular U.S. federal corporate income tax on this gain to the extent of the excess of (1) the fair market value of the asset over (2) our adjusted tax basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under applicable Treasury Regulations on its tax return for the year in which we acquire the asset from the C corporation. Under applicable Treasury Regulations, any gain from the sale of property we acquired in an exchange under Section 1031 (a like-kind exchange) or Section 1033 (an involuntary conversion) of the Code generally is excluded from the application of this built-in gains tax.

•
Ninth, our subsidiaries that are C corporations and are not qualified REIT subsidiaries, including our “taxable REIT subsidiaries” described below, generally will be required to pay regular U.S. federal corporate income tax on their earnings.

•
Tenth, we will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income,” as described below under “— Penalty Tax.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a taxable REIT subsidiary of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf.

•
Eleventh, we may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the tax basis of the stockholder in our capital stock.

•
Twelfth, if we fail to comply with the requirement to send annual letters to our stockholders holding at least a certain percentage of our stock, as determined under applicable Treasury Regulations, requesting information regarding the actual ownership of our stock, and the failure is not due to reasonable cause or is due to willful neglect, we will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

We and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state and local income, property and other taxes on our assets and operations.
From time to time, we may own properties in other countries, which may impose taxes on our operations within their jurisdictions. To the extent possible, we will structure our activities to minimize our non-U.S. tax liability. However, there can be no assurance that we will be able to eliminate our non-U.S. tax liability or reduce it to a specified level. Furthermore, as a REIT, both we and our stockholders will derive little or no benefit from foreign tax credits arising from those non-U.S. taxes.
Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)
that is managed by one or more trustees or directors;

(2)
that issues transferable shares or transferable certificates to evidence its beneficial ownership;

(3)
that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;

(4)
that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;

(5)
that is beneficially owned by 100 or more persons;

(6)
not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

(7)
that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term “individual” includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.
We believe that we have been organized and have operated in a manner that has allowed us, and will continue to allow us, to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, our Certificate of Incorporation provides for restrictions regarding ownership and transfer of our shares that are intended to assist us in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. A description of the share ownership and transfer restrictions relating to our capital stock is contained in the discussion in this prospectus under the headings “Description of Ventas, Inc. Common Stock — Restrictions on Ownership and Transfer” and “Description of Ventas, Inc. Preferred Stock — Restrictions on Ownership and Transfer.” These restrictions, however, do not ensure that we have previously satisfied, and may not ensure that we will, in all cases, be able to continue to satisfy, the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, then except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See “— Failure to Qualify.”
In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.
Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.   In the case of a REIT that is a partner in a partnership (for purposes of this discussion, references to “partnership” include a limited liability company treated as a partnership for U.S. federal income tax purposes, and references to “partner” include a member in such a limited liability company), Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership based on its interest in partnership capital, subject to special rules relating to the 10% asset test described below. Also, the REIT will be deemed to be entitled to its proportionate share of the income of that entity. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of any partnership or disregarded entity for U.S. federal income tax purposes in which we directly or indirectly own an interest is treated as our assets and items of income for purposes of applying the requirements described in this discussion, including the gross income and asset tests described below. A brief summary of the rules governing the U.S. federal income taxation of partnerships is set forth below in “— Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies.”

We generally have control of most of the subsidiary partnerships in which we own an interest and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We may from time to time be a limited partner or non-managing member in some of our partnerships. If a partnership in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or take other corrective action on a timely basis. In such a case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
We may from time to time own and operate certain properties through wholly owned subsidiaries that we intend to be treated as “qualified REIT subsidiaries” under the Code. A corporation (or other entity treated as a corporation for U.S. federal income tax purposes) will qualify as our qualified REIT subsidiary if we own 100% of the corporation’s outstanding stock and do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation, and all assets, liabilities and items of income, gain, loss, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, gain, loss, deduction and credit of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the U.S. federal income tax requirements described in this discussion, any qualified REIT subsidiaries we own are ignored, and all assets, liabilities and items of income, gain, loss, deduction and credit of such corporations are treated as our assets, liabilities and items of income, gain, loss, deduction and credit. A qualified REIT subsidiary is not subject to U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   We currently own an interest in a number of taxable REIT subsidiaries and may acquire securities in additional taxable REIT subsidiaries in the future. A taxable REIT subsidiary is a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) other than a REIT in which a REIT directly or indirectly holds stock, and that has made a joint election with such REIT to be treated as a taxable REIT subsidiary. If a taxable REIT subsidiary owns more than 35% of the total voting power or value of the outstanding securities of another corporation, such other corporation will also be treated as a taxable REIT subsidiary. Other than some activities relating to lodging and health care properties, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to U.S. federal income tax as a regular C corporation. A REIT is not treated as holding the assets of a taxable REIT subsidiary or as receiving any income that the taxable REIT subsidiary earns. Rather, the stock issued by the taxable REIT subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the taxable REIT subsidiary. A REIT’s ownership of securities of a taxable REIT subsidiary is not subject to the 5% or 10% asset test described below. See “— Asset Tests.” Taxpayers are subject to a limitation on their ability to deduct net business interest generally equal to 30% of adjusted taxable income, subject to certain exceptions.
Ownership of Interests in Subsidiary REITs.   We own and may acquire direct or indirect interests in one or more entities that have elected or will elect to be taxed as REITs under the Code (each, a “Subsidiary REIT”). A Subsidiary REIT is subject to the various REIT qualification requirements and other limitations described herein that are applicable to us. If a Subsidiary REIT were to fail to qualify as a REIT, then (i) that Subsidiary REIT would become subject to U.S. federal income tax (including any applicable corporate minimum tax) and (ii) the Subsidiary REIT’s failure to qualify could have an adverse effect on our ability to comply with the REIT income and asset tests, and thus could impair our ability to qualify as a REIT unless we could avail ourselves of certain relief provisions.
Income Tests.   We must satisfy two gross income requirements annually to maintain our qualification as a REIT. First, in each taxable year we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions, certain hedging transactions and certain foreign currency gains) from investments relating to real property or mortgages on real property, including “rents from real property,” dividends from other REITs and, in certain circumstances, interest, or certain types of temporary investments. Second, in each taxable year we must derive at least 95% of our gross income

(excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains) from the real property investments described above or dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents we receive from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property if Ventas earned such amounts directly;

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Neither we nor an actual or constructive owner of 10% or more of our capital stock actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents we receive from such a tenant that is a taxable REIT subsidiary of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such taxable REIT subsidiary;

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Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property.” To the extent that rent attributable to personal property, leased in connection with a lease of real property, exceeds 15% of the total rent received under the lease, we may transfer a portion of such personal property to a taxable REIT subsidiary; and

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We generally may not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services to our tenants, or a taxable REIT subsidiary (which may be wholly or partially owned by us) to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as “rents from real property.” With respect to a significant number of our independent living communities that are not “qualified health care properties” (see discussion below), we engage or will engage our taxable REIT subsidiary to provide services to tenants of the properties.

A substantial portion of our rental income is derived from leases of health care properties to our taxable REIT subsidiaries. In order for the rent payable under each of these leases to constitute “rents from real property,” each lease must be respected as a true lease for U.S. federal income tax purposes and must not be treated as a service contract, joint venture, or some other type of arrangement. We believe that each such lease is a true lease for U.S. federal income tax purposes. However, this determination is inherently a question of fact, and we cannot assure you that the IRS will not successfully assert a contrary position. If any lease is not respected as a true lease, part or all of the payments that we receive as rent from our taxable REIT subsidiary with respect to such lease may not be considered rent or may not otherwise satisfy the various requirements for qualification as “rents from real property.” In that case, we may not be able to satisfy either the 75% or 95% gross income test and, as a result, could fail to qualify as a REIT.
Also, our taxable REIT subsidiaries may not operate or manage a health care property or provide rights to any brand name under which any health care property is operated. However, rents we receive from a lease of a health care property to our taxable REIT subsidiary will constitute “rents from real property” if the following conditions are satisfied:
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First, the health care property must be a “qualified health care property.” A qualified health care property is any real property (including interests therein), and any personal property incident to such real property, which is (or is necessary or incidental to the use of) a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in Medicare with respect to such facility; and

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Second, the health care property must be managed by an “eligible independent contractor.” An eligible independent contractor is an independent contractor that, at the time the management contract is entered into, is actively engaged in the trade or business of operating qualified health care properties for any person not related to us or any of our taxable REIT subsidiaries. For this purpose, an independent contractor means any person (i) that does not own (taking into account relevant attribution rules) more than 35% of our capital stock, and (ii) with respect to which no person or group owning directly or indirectly (taking into account relevant attribution rules) 35% or more of our capital stock owns 35% or more directly or indirectly (taking into account relevant attribution rules) of the ownership interest.

We believe each health care property that we lease to our taxable REIT subsidiaries pursuant to the RIDEA exception to related party rent is a qualified health care property, and each health care property manager engaged by our taxable REIT subsidiaries to manage each health care property is an eligible independent contractor. The determination of what is or is not a qualified health care property is complex and, particularly with respect to unlicensed properties, may be dependent on the day-to-day operations and other arrangements in place at those properties. We believe that we have appropriately determined which of our properties are or are not properly characterized as qualified health care properties and have obtained a private letter ruling from the IRS confirming our determination with respect to certain properties. We have structured the applicable leases and related arrangements in a manner that we believe will allow us to comply with the applicable requirements. Furthermore, while we will monitor the activities of the eligible independent contractors to maximize the value of our health care property investments, neither we nor our taxable REIT subsidiary lessees will directly or indirectly operate or manage our health care properties. Thus, we believe that the rents we derive from our taxable REIT subsidiaries with respect to the leases of our qualified health care properties will qualify as “rents from real property.”
We generally do not intend to take actions we believe will cause us to fail to satisfy the rental conditions described above. However, we may intentionally fail to satisfy some of these conditions to the extent we determine, based on the advice of our tax counsel, that the failure will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we generally have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will not disagree with our determinations of value.
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly identified as a hedging transaction as specified in the Code will not constitute gross income under, and thus will be exempt from, the 75% and

95% gross income tests. The term “hedging transaction,” as used above, generally means (A) any transaction we enter into in the normal course of our business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by us to acquire or carry real estate assets, or (2) currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test or any property which generates such income and (B) new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
We have investments in several entities located outside the United States and from time to time may invest in additional entities or properties located outside the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause us to incur foreign currency gains or losses. Any foreign currency gains, to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and therefore will be excluded from these tests.
To the extent our taxable REIT subsidiaries pay dividends or interest, our allocable share of such dividend or interest income will qualify under the 95%, but not the 75%, gross income test (except that our allocable share of such interest would also qualify under the 75% gross income test to the extent the interest is paid on a loan that is adequately secured by real property).
We will monitor the amount of the dividend and other income from our taxable REIT subsidiaries and will take actions intended to keep this income, and any other nonqualifying income, within the limitations of the gross income tests. Although we expect these actions will be sufficient to prevent a violation of the gross income tests, we cannot guarantee that such actions will in all cases prevent such a violation.
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Code. We generally may make use of the relief provisions if:
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following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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our failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. See “— Failure to Qualify” below. As discussed above in “— General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Prohibited Transaction Income.   Any gain that we realize on the sale of property (other than any foreclosure property) held as inventory or otherwise held primarily for sale to customers in the ordinary course of business, including any gain realized by our qualified REIT subsidiaries and our share of any gain realized by any of our subsidiary partnerships, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax, unless certain safe harbor exceptions apply. This prohibited transaction income may also adversely affect our ability to satisfy the gross income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and to make occasional sales of the properties as are consistent with our investment objectives. We do not intend, and do not intend to permit any of our subsidiary partnerships in which we own an interest, to enter into any sales that are prohibited transactions. However, the IRS may successfully contend that some or all of the sales made by us or the subsidiary partnerships are prohibited transactions. We would be required to pay the 100% penalty tax on our allocable share of the gains resulting from any such sales. The 100% penalty tax will not apply to gains from the sale of assets that are held through a taxable REIT subsidiary, but such income will be subject to regular U.S. federal corporate income tax.
Penalty Tax.   Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a taxable REIT subsidiary of ours, redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations, and redetermined TRS service income is income of a taxable REIT subsidiary that is understated as a result of services provided to us or on our behalf. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code.
We do not believe we have been, and do not expect to be, subject to this penalty tax, although any rental or service arrangements we enter into from time to time may not satisfy the safe-harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on any overstated rents paid to us, or any excess deductions or understated income of our taxable REIT subsidiaries.
Asset Tests.   At the close of each calendar quarter of our taxable year, we must also satisfy certain tests relating to the nature and diversification of our assets. First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property or on both real property and, to a limited extent, personal property), shares (or transferable certificates of beneficial interest) in other REITs, any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years (but only for the one-year period beginning on the date the REIT receives such proceeds), debt instruments of publicly offered REITs, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of our total assets may be represented by securities (including securities of taxable REIT subsidiaries), other than those securities includable in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for certain investments in other REITs, our qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, securities satisfying the “straight debt” safe harbor, securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership in which we own an interest will be based on our proportionate interest in any securities issued by the partnership, excluding for this purpose certain securities described in the Code. From time to time we may own securities (including debt securities) of issuers that do not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary. We intend that our ownership of any such securities will be structured in a manner that allows us to comply with the asset tests described above.
Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries. We currently own the stock of certain corporations that have elected, together with us, to be treated as our taxable REIT subsidiaries, and we may acquire securities in additional taxable REIT subsidiaries in the future. So long as each of these companies qualifies as a taxable REIT subsidiary of ours, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10%

value limitation with respect to our ownership of the securities of such companies. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded, and in the future will not exceed, 20% of the aggregate value of our gross assets. We generally do not obtain independent appraisals to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value.
Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets, as described above (e.g., a debt instrument issued by a publicly offered REIT that is not secured by a mortgage on real property).
The asset tests must be satisfied at the close of each calendar quarter of our taxable year in which we (directly or through our qualified REIT subsidiaries or partnerships) acquire securities in the applicable issuer, and also at the close of each calendar quarter in which we increase our ownership of securities of such issuer (including as a result of an increase in our interest in any partnership that owns such securities). For example, our indirect ownership of securities of each issuer may increase as a result of our capital contributions to, or the redemption of other partners’ or members’ interests in, a partnership in which we have an ownership interest. Also, after initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interest in any partnership), we may cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to maintain, adequate records of the value of our assets to ensure compliance with the asset tests. If we fail to cure any noncompliance with the asset tests within the 30-day cure period, we would cease to qualify as a REIT unless we are eligible for certain relief provisions discussed below.
Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30-day cure period by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the U.S. federal corporate income tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.
Although we believe we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful, or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT.
Annual Distribution Requirements.   To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our REIT taxable income; and

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90% of our after-tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of non-cash income over 5% of our REIT taxable income.

For these purposes, our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income generally means income attributable to leveled stepped rents, original issue discount, cancellation of indebtedness, or a like-kind exchange that is later determined to be taxable.
In addition, our REIT taxable income will be reduced by any taxes we are required to pay on any gain we recognize from the disposition of any asset we acquired from a corporation that is or has been a C corporation in a transaction in which our tax basis in the asset is less than the fair market value of the asset, in each case determined as of the date on which we acquired the asset, within the five-year period following our acquisition of such asset, as described above under “— General.”
Generally, a taxpayer’s deduction for net business interest expense will generally be limited to 30% of its taxable income, as adjusted for certain items of income, gain, deduction or loss. Any business interest deduction that is disallowed due to this limitation may be carried forward to future taxable years, subject to special rules applicable to partnerships. If we or any of our subsidiary partnerships are subject to this interest expense limitation, our REIT taxable income for a taxable year may be increased. Taxpayers that conduct certain real estate businesses may elect not to have this interest expense limitation apply to them, provided that they use an alternative depreciation system to depreciate certain property. We believe that we or any of the subsidiary partnerships that are subject to this interest expense limitation will be eligible to make this election. If such election is made, although we or such subsidiary partnership, as applicable, would not be subject to the interest expense limitation described above, depreciation deductions may be reduced and, as a result, our REIT taxable income for a taxable year may be increased.
We generally must pay, or be treated as paying, the distributions described above in the taxable year to which they relate. At our election, a distribution will be treated as paid in a taxable year if it is declared before we timely file our tax return for such year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the 12-month period following the close of such year. These distributions are treated as received by our stockholders in the year in which they are paid. This is so even though these distributions relate to the prior year for purposes of the 90% distribution requirement. In order to be taken into account for purposes of our distribution requirement, except as provided below, the amount distributed must not be preferential — i.e., every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. This preferential dividend limitation will not apply to distributions made by us, provided we qualify as a “publicly offered REIT.” We believe that we are, and expect we will continue to be, a “publicly offered REIT.” However, Subsidiary REITs we may own from time to time may not be treated as publicly offered REITs. To the extent that we do not distribute all of our net capital gain, or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay regular U.S. federal corporate income tax on the undistributed amount. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.
We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may borrow funds to pay dividends or pay dividends in the form of taxable stock distributions in order to meet the distribution requirements, while preserving our cash.
Under some circumstances, we may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In that case, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends. While the payment of a deficiency dividend will apply to a prior year for purposes of our REIT distribution requirements, it will be treated as an additional distribution to our stockholders in the year such dividend is paid.
Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which U.S. federal corporate income tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating this excise tax.
For purposes of the 90% distribution requirement and the 4% excise tax described above, dividends declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year, will be treated as paid by us and received by our stockholders on December 31 of the year in which they are declared.
We have net operating loss carryforwards that we may use (subject to certain limitations) to reduce our annual distribution requirements.
Like-Kind Exchanges.   We may dispose of real property that is not held primarily for sale in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could require us to pay U.S. federal income tax, possibly including the 100% prohibited transaction tax, or deficiency dividends, depending on the facts and circumstances surrounding the particular transaction.
Tax Liabilities and Attributes Inherited in Connection with Acquisitions.   From time to time, we may acquire other corporations or entities and, in connection with such acquisitions, we may succeed to the historical tax attributes and liabilities of such entities. For example, if we acquire a C corporation and subsequently dispose of its assets within five years of the acquisition, we could be required to pay the built-in gain tax described above under “— General.” In addition, in order to qualify as a REIT, at the end of any taxable year, we must not have any earnings and profits accumulated in a non-REIT year. As a result, if we acquire a C corporation, we must distribute the corporation’s earnings and profits accumulated prior to the acquisition before the end of the taxable year in which we acquire the corporation. We also could be required to pay the acquired entity’s unpaid taxes even though such liabilities arose prior to the time we acquired the entity.
Moreover, we may from time to time acquire other REITs through a merger or acquisition. If any such REIT failed to qualify as a REIT for any of its taxable years, such REIT would be liable for (and we, as the surviving corporation in the merger or acquisition, would be obligated to pay) regular U.S. federal corporate income tax on its taxable income for such taxable years. In addition, if such REIT was a C corporation at the time of the merger or acquisition, the tax consequences described in the preceding paragraph generally would apply. If such REIT failed to qualify as a REIT for any of its taxable years, but qualified as a REIT at the time of such merger or acquisition, and we acquired such REIT’s assets in a transaction in which our tax basis in the assets of such REIT is determined, in whole or in part, by reference to such REIT’s tax basis in such assets, we generally would be subject to tax on the built-in gain on each asset of such REIT as described above if we were to dispose of the asset in a taxable transaction during the five-year period following such REIT’s requalification as a REIT, subject to certain exceptions. Moreover, even if such REIT qualified as a REIT at all relevant times, we would similarly be liable for other unpaid taxes (if any) of such REIT (such as the 100% tax on gains from any sales treated as “prohibited transactions” as described above under “— Prohibited Transaction Income”).
Furthermore, after our acquisition of another corporation or entity, the asset and income tests will apply to all of our assets, including the assets we acquire from such corporation or entity, and to all of our income, including the income derived from the assets we acquire from such corporation or entity. As a result, the nature of the assets that we acquire from such corporation or entity and the income we derive from those assets may have an effect on our tax status as a REIT.
Foreclosure Property.   The foreclosure property rules permit us (by our election) to foreclose or repossess properties without being disqualified as a REIT as a result of receiving income that does not qualify under the gross income tests. However, in such a case, we would be subject to the U.S. federal corporate income tax on the net non-qualifying income from “foreclosure property,” and the after-tax amount would increase the dividends we would be required to distribute to stockholders. See “— Annual Distribution Requirements.” This corporate tax would not apply to income that qualifies under the REIT 75% income test.
Foreclosure property treatment (other than for qualified health care property) is available for an initial period of three years and may, in certain circumstances, be extended for an additional three years. Foreclosure property treatment for qualified health care property is available for an initial period of two years and may, in certain circumstances, be extended for an additional four years. However, foreclosure property treatment will end on the first day on which we enter into a lease of the applicable property that will give rise to income that does not qualify under the REIT 75% income test, but will not end if the lease will give rise only to qualifying income under such test. Foreclosure property treatment also will end if any construction takes place on the property (other than completion of a building or other improvement that was more than 10% complete before default became imminent).
Failure to Qualify.   If we discover a violation of a provision of the Code that would result in our failure to qualify as a REIT, certain specified cure provisions may be available to us. Except with respect to violations of the gross income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to satisfy the requirements for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be required to pay regular U.S. federal corporate income tax, including any applicable corporate minimum tax on our taxable income. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, we will not be required to distribute any amounts to our stockholders, and all distributions to stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In such event, corporate stockholders may be eligible for the dividends-received deduction. In addition, non-corporate stockholders, including individuals, may be eligible for the preferential tax rates on qualified dividend income. Non-corporate stockholders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless entitled to relief under specific statutory provisions, we would also be ineligible to elect to be treated as a REIT for the four taxable years following the year for which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.
Tax Aspects of the Subsidiary Partnerships and the Limited Liability Companies
General.   From time to time, we may own, directly or indirectly, interests in various partnerships and limited liability companies. We expect these will be treated as partnerships or disregarded entities for U.S. federal income tax purposes. In general, entities that are treated as partnerships or disregarded entities for U.S. federal income tax purposes are “pass-through” entities which are not required to pay U.S. federal income tax. Rather, partners of such partnerships are allocated their shares of the items of income, gain, loss, deduction and credit of the partnership, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the partnership. We will include in our income our share of these partnership items for purposes of the various gross income tests, the computation of our REIT taxable income, and the REIT distribution requirements. Moreover, for purposes of the asset tests, we will include our pro rata share of assets held by these partnerships, based on our capital interests in each such entity. See “— Taxation of Our Company — Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.” A disregarded entity is not treated as a separate entity for U.S. federal income tax purposes, and all assets, liabilities and items of income, gain, loss, deduction and credit of a disregarded entity are treated as assets, liabilities and items of income, gain, loss, deduction and credit of its parent that is not a disregarded entity for all purposes under the Code, including all REIT qualification tests.

Entity Classification.   Our interests in the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of these entities as partnerships or disregarded entities for U.S. federal income tax purposes. For example, an entity that would otherwise be treated as a partnership for U.S. federal income tax purposes may nonetheless be taxable as a corporation if it is a “publicly traded partnership” and certain other requirements are met. A partnership would be treated as a publicly traded partnership if its interests are traded on an established securities market or are readily tradable on a secondary market or a substantial equivalent thereof, within the meaning of applicable Treasury Regulations. We do not anticipate that any subsidiary partnership will be treated as a publicly traded partnership that is taxable as a corporation. However, if any such entity were treated as a corporation, it would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income would change and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See “— Taxation of Our Company — Asset Tests” and “— Income Tests.” This, in turn, could prevent us from qualifying as a REIT. See “— Taxation of Our Company — Failure to Qualify” for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of a subsidiary treated as a partnership or disregarded entity to a corporation might be treated as a taxable event. If so, we might incur a tax liability without any related cash payment. We believe that each of the partnerships and limited liability companies are and will continue to be treated as partnerships or disregarded entities for U.S. federal income tax purposes.
Allocations of Items of Income, Gain, Loss and Deduction.   A partnership agreement (or, in the case of a limited liability company treated as a partnership for U.S. federal income tax purposes, the limited liability company agreement) generally will determine the allocation of income and loss among partners. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations thereunder. Generally, Section 704(b) of the Code and the Treasury Regulations thereunder require that partnership allocations respect the economic arrangement of the partners. If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. We intend that the allocations of taxable income and loss in each of the partnerships in which we own an interest from time to time comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.
Tax Allocations with Respect to the Properties.   Under Section 704(c) of the Code, items of income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution (this difference is referred to as a book-tax difference), as adjusted from time to time. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Some of the partnerships in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Code. Under Section 704(c) of the Code we could be allocated less depreciation or more gain on sale with respect to a contributed property than the amounts that would have been allocated to us if we had instead acquired the contributed property with an initial tax basis equal to its fair market value. Such allocations might adversely affect our ability to comply with the REIT distribution requirements. See “— Taxation of Our Company — Requirements for Qualification as a REIT” and “— Annual Distribution Requirements.”
Any property acquired by a subsidiary partnership in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code generally will not apply.
Partnership Audit Rules.   Under the rules applicable to U.S. federal income tax audits of partnerships, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. It is possible that these rules could result in partnerships in which we directly or indirectly invest being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our capital stock.
Material U.S. Federal Income Tax Consequences to Holders of Our Capital Stock and Debt Securities
The following discussion is a summary of the material U.S. federal income tax consequences to you of acquiring, owning and disposing of our capital stock or debt securities. This discussion is limited to holders who hold our capital stock or debt securities as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the alternative minimum tax. In addition, except where specifically noted, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding our capital stock or debt securities as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies, and other financial institutions;

•
REITs or regulated investment companies;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
S corporations, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our capital stock or debt securities being taken into account in an “applicable financial statement” (as defined in the Code);

•
persons deemed to sell our capital stock or debt securities under the constructive sale provisions of the Code; and

•
persons who hold or receive our capital stock pursuant to the exercise of any employee stock option or otherwise as compensation.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR CAPITAL STOCK OR DEBT SECURITIES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
For purposes of this discussion, a “U.S. holder” is a beneficial owner of our capital stock or debt securities that, for U.S. federal income tax purposes, is or is treated as:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our capital stock or debt securities that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.
If an entity treated as a partnership for U.S. federal income tax purposes holds our capital stock or debt securities, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our capital stock or debt securities and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.
Taxation of Taxable U.S. Holders of Our Capital Stock
Distributions Generally.   Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than with respect to capital gain dividends and certain amounts which have previously been subject to corporate level tax, as discussed below, will be taxable to our taxable U.S. holders as ordinary income when actually or constructively received. See “— Tax Rates” below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent described in “— Tax Rates” below, the preferential rates on qualified dividend income applicable to non-corporate U.S. holders, including individuals. In addition, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income for taxable years beginning before January 1, 2026. See “— Tax Rates” below. For purposes of determining whether distributions to holders of our capital stock are out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to our outstanding common stock.
To the extent that we make distributions on our capital stock in excess of our current and accumulated earnings and profits allocable to such stock, these distributions will be treated first as a tax-free return of capital to a U.S. holder to the extent of the U.S. holder’s adjusted tax basis in such shares of stock. This treatment will reduce the U.S. holder’s adjusted tax basis in such shares of stock by such amount, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder’s adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.
U.S. holders that receive taxable stock distributions, including distributions partially payable in our common stock and partially payable in cash, would be required to include the full amount of the distribution (i.e., the cash and the stock portion) as a dividend (subject to limited exceptions) to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes, as described above. The amount of any distribution payable in our common stock generally is equal to the amount of cash that could have been received instead of the common stock. Depending on the circumstances of a U.S. holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. holder would have to pay the tax using cash from other sources. If a U.S. holder sells the common stock it received in connection with a taxable stock distribution in order to pay this tax and the proceeds of such sale are less than the amount required to be included in income with respect to the stock portion of the distribution, such U.S. holder could have a capital loss with respect to the stock sale that could not be used to offset such income. A U.S. holder that receives common stock pursuant to such distribution generally has a tax basis in such common stock equal to the amount of cash that could have been received instead of such common stock as described above, and has a holding period in such common stock that begins on the day immediately following the payment date for the distribution.
Capital Gain Dividends.   Dividends that we properly designate as capital gain dividends will be taxable to our taxable U.S. holders as a gain from the sale or disposition of a capital asset held for more than one year, to the extent that such gain does not exceed our actual net capital gain for the taxable year and may not exceed our dividends paid for the taxable year, including dividends paid the following year that are treated as paid in the current year. U.S. holders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, then, except as otherwise required by law, we presently intend to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of our capital stock for the year to the holders of each class of our capital stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid or made available to the holders of each such class of our capital stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our capital stock for the year. In addition, except as otherwise required by law, we will make a similar allocation with respect to any undistributed long-term capital gains which are to be included in our stockholders’ long-term capital gains, based on the allocation of the capital gain amount which would have resulted if those undistributed long-term capital gains had been distributed as “capital gain dividends” by us to our stockholders.
Retention of Net Capital Gains.   We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, our earnings and profits (determined for U.S. federal income tax purposes) would be adjusted accordingly, and a U.S. holder generally would:
•
include its pro rata share of our undistributed capital gain in computing its long-term capital gains in its U.S. federal income tax return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

•
be deemed to have paid its share of the capital gains tax imposed on us on the designated amounts included in the U.S. holder’s income as long-term capital gain;

•
receive a credit or refund for the amount of tax deemed paid by it;

•
increase the adjusted tax basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•
in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

Passive Activity Losses and Investment Interest Limitations.   Distributions we make and gain arising from the sale or exchange of our capital stock by a U.S. holder will not be treated as passive activity income. As a result, U.S. holders generally will not be able to apply any “passive losses” against this income or gain. A U.S. holder generally may elect to treat capital gain dividends, capital gains from the disposition of our capital stock and income designated as qualified dividend income, as described in “— Tax Rates” below, as investment income for purposes of computing the investment interest limitation, but in such case, the holder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.
Dispositions of Our Capital Stock.   Except as described below under “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us,” if a U.S. holder sells or disposes of shares of our capital stock, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder’s adjusted tax basis in the shares. This gain or loss, except as provided below, will be long-term capital gain or loss if the holder has held such capital stock for more than one year. However, if a U.S. holder recognizes a loss upon the sale or other disposition of capital stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss to the extent the U.S. holder received distributions from us which were required to be treated as long-term capital gains.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits as described above under “— Distributions Generally”) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if it:
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is “substantially disproportionate” with respect to the U.S. holder,

•
results in a “complete redemption” of the U.S. holder’s stock interest in us, or

•
is “not essentially equivalent to a dividend” with respect to the U.S. holder,

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests has been met, shares of our capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. holder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time that the determination must be made, U.S. holders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Distributions Generally.” A U.S. holder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described under “— Dispositions of Our Capital Stock.”
Tax Rates.   The maximum tax rate for non-corporate taxpayers for (1) long-term capital gains, including certain “capital gain dividends,” generally is 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (2) “qualified dividend income” generally is 20%. In general, dividends payable by REITs are not eligible for the reduced tax rate on qualified dividend income, except to the extent that certain holding period requirements have been met and the REIT’s dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries) or to income that was subject to tax at the corporate/REIT level (for example, if the REIT distributed taxable income that it retained and paid tax on in the prior taxable year). Capital gain dividends will only be eligible for the rates described above to the extent that they are properly designated by the REIT as “capital gain dividends.” U.S. holders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. In addition, non-corporate U.S. holders, including individuals, generally may deduct up to 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning before January 1, 2026 for purposes of determining their U.S. federal income tax (but not for purposes of the 3.8% Medicare tax), subject to certain holding period requirements and other limitations.
Taxation of Tax-Exempt Holders of Our Capital Stock
Dividend income from us and gain arising upon a sale of shares of our capital stock generally should not be unrelated business taxable income (“UBTI”) to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, to the extent a tax-exempt holder holds its shares as “debt-financed property” within the meaning of the Code. Generally, “debt-financed property” is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.
For tax-exempt holders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.
Notwithstanding the above, however, a portion of the dividends paid by a “pension-held REIT” may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a “pension-held REIT” if it is able to satisfy the “not closely held” requirement without relying on the “look-through” exception with respect to certain trusts or if such REIT is not “predominantly held” by “qualified trusts.” As a result of restrictions on ownership and transfer of our stock contained in our Certificate of Incorporation, we do not expect to be classified as a “pension-held REIT,” and as a result, the tax treatment described above should be inapplicable to our holders. However, because our common stock is (and, we anticipate, will continue to be) publicly traded, we cannot guarantee that this will always be the case.
Taxation of Non-U.S. Holders of Our Capital Stock
The following discussion addresses the rules governing U.S. federal income taxation of the acquisition, ownership and disposition of our capital stock by non-U.S. holders. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address other federal, state, local or non-U.S. tax consequences that may be relevant to a non-U.S. holder in light of its particular circumstances. We urge non-U.S. holders to consult their tax advisors to determine the impact of U.S. federal, state, local and non-U.S. income and other tax laws and any applicable tax treaty on the acquisition, ownership and disposition of shares of our capital stock, including any reporting requirements.
Distributions Generally.   Distributions (including any taxable stock distributions) that are neither attributable to gains from sales or exchanges by us of United States real property interests (“USRPIs”) nor designated by us as capital gain dividends (except as described below) will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable). Under certain income tax treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied for a non-U.S. holder to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with a U.S. trade or business generally will not be subject to withholding but will be subject to U.S. federal income tax on a net basis at the regular rates, in the same manner as dividends paid to U.S. holders are subject to U.S. federal income tax. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate (applicable after deducting U.S. federal income taxes paid on such effectively connected income) or such lower rate as may be specified by an applicable income tax treaty.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:
(1)
a lower income tax treaty rate applies and the non-U.S. holder furnishes an IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) evidencing eligibility for that reduced income tax treaty rate; or

(2)
the non-U.S. holder furnishes an IRS Form W-8ECI (or other applicable documentation) claiming that the distribution is income effectively connected with the non-U.S. holder’s trade or business.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the adjusted tax basis of the holder’s capital stock, but rather will reduce the adjusted tax basis of such stock. To the extent that such distributions exceed the non-U.S. holder’s adjusted tax basis in such capital stock, they generally will give rise to gain from the sale or exchange of such stock, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. holders. For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. However, amounts withheld may be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests.   Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a USRPI, generally should not be subject to U.S. federal income taxation, unless:
(1)
the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to a branch profits tax of up to 30%, as discussed above; or

(2)
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to U.S. federal income tax at a rate of 30% on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of such non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Pursuant to the Foreign Investment in Real Property Tax Act, which is referred to as “FIRPTA,” distributions to a non-U.S. holder that are attributable to gain from sales or exchanges by us of USRPIs, whether or not designated as capital gain dividends, will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders generally would be taxed at the regular rates applicable to U.S. holders, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals. We also will be required to withhold and to remit to the IRS 21% of any distribution to non-U.S. holders attributable to gain from sales or exchanges by us of USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a non-U.S. holder that is a corporation. The amount withheld is creditable against the non-U.S. holder’s U.S. federal income tax liability. However, any distribution with respect to any class of stock that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated as ordinary dividend distributions and subject to withholding in the manner described above with respect to ordinary dividends. In addition, distributions to certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Retention of Net Capital Gains.   Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our capital stock should be treated with respect to non-U.S. holders as actual distributions of capital gain dividends. Under this approach, the non-U.S. holders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. holders should consult their tax advisors regarding the taxation of such retained net capital gain.
Sale of Our Capital Stock.   Except as described below under “— Redemption or Repurchase by Us,” gain realized by a non-U.S. holder upon the sale, exchange or other taxable disposition of our capital stock generally will not be subject to U.S. federal income tax unless such stock constitutes a USRPI. In general, stock of a domestic corporation that constitutes a “United States real property holding corporation,” or USRPHC, will constitute a USRPI. We believe that we are a USRPHC. Our capital stock will not, however, constitute a USRPI so long as we are a “domestically controlled qualified investment entity.” A “domestically controlled qualified investment entity” includes a REIT in which at all times during a five-year testing period less than 50% in value of its stock is held directly or indirectly by non-United States persons, subject to certain rules. For purposes of determining whether a REIT is a “domestically controlled qualified investment entity,” a person who at all applicable times holds less than 5% of a class of stock that is “regularly traded” is treated as a United States person unless the REIT has actual knowledge that such person is not a United States person. We believe, but cannot guarantee, that we are a “domestically controlled qualified investment entity.” Because our common stock is (and, we anticipate, will continue to be) publicly traded, no assurance can be given that we will continue to be a “domestically controlled qualified investment entity.”
Even if we do not qualify as a “domestically controlled qualified investment entity” at the time a non-U.S. holder sells our capital stock, gain realized from the sale or other taxable disposition by a non-U.S. holder of such capital stock would not be subject to U.S. federal income tax under FIRPTA as a sale of a USRPI if:
(1)
such class of capital stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market such as the New York Stock Exchange; and

(2)
such non-U.S. holder owned, actually and constructively, 10% or less of such class of capital stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the non-U.S. holder’s holding period.

In addition, dispositions of our capital stock by qualified stockholders are exempt from FIRPTA, except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Notwithstanding the foregoing, gain from the sale, exchange or other taxable disposition of our capital stock not otherwise subject to FIRPTA will be taxable to a non-U.S. holder if either (a) the investment in our capital stock is treated as effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a corporation may also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty) on such gain, as adjusted for certain items, or (b) the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax on the non-U.S. holder’s capital gains (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses. In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our capital stock, a non-U.S. holder may be treated as having gain from the sale or other taxable disposition of a USRPI if the non-U.S. holder (1) disposes of such stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (2) acquires, or enters into a contract or option to acquire, or is deemed to acquire, other shares of that stock during the 61-day period beginning with the first day of the 30-day period described in clause (1), unless such class of stock is “regularly traded” and the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution described in clause (1).
If gain on the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, the non-U.S. holder would be required to file a U.S. federal income tax return and would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if the sale, exchange or other taxable disposition of our capital stock were subject to taxation under FIRPTA, and if shares of the applicable class of our capital stock were not “regularly traded” on an established securities market, the purchaser of such capital stock generally would be required to withhold and remit to the IRS 15% of the purchase price.
Redemption or Repurchase by Us.   A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. See “— Taxation of Taxable U.S. Holders of Our Capital Stock — Redemption or Repurchase by Us.” Qualified stockholders and their owners may be subject to different rules, and should consult their tax advisors regarding the application of such rules. If the redemption or repurchase of shares is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. See “— Taxation of Non-U.S. Holders of Our Capital Stock — Distributions Generally” above. If the redemption or repurchase of shares is not treated as a distribution, it will be treated as a taxable sale or exchange in the manner described above under “— Sale of Our Capital Stock.”
Taxation of Holders of Our Debt Securities
The following summary describes the material U.S. federal income tax consequences of acquiring, owning and disposing of our debt securities. This discussion assumes the debt securities will be issued with less than a statutory de minimis amount of original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the debt securities for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the debt securities is sold to the public for cash).
U.S. Holders
Payments of Interest.   Interest on a debt security generally will be taxable to a U.S. holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.
Sale or Other Taxable Disposition.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a debt security. The amount of such gain or loss generally will be equal to the difference between the amount received for the debt security in cash or other property valued at fair market value (less amounts attributable to any accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the debt security. A U.S. holder’s adjusted tax basis in a debt security generally will be equal to the amount the U.S. holder paid for the debt security. Any gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held the debt security for more than one year at the time of such sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
Payments of Interest.   Interest paid on a debt security to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States generally will not be subject to U.S. federal income tax or withholding, provided that:

•
the non-U.S. holder does not, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;

•
the non-U.S. holder is not a controlled foreign corporation related to us through actual or constructive stock ownership; and

•
either (1) the non-U.S. holder certifies in a statement provided to the applicable withholding agent under penalties of perjury that it is not a United States person and provides its name and address; (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the debt security on behalf of the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement under penalties of perjury that such holder is not a United States person and provides the applicable withholding agent with a copy of such statement; or (3) the non-U.S. holder holds its debt security directly through a “qualified intermediary” (within the meaning of the applicable Treasury Regulations) and certain conditions are satisfied.

If a non-U.S. holder does not satisfy the requirements above, such non-U.S. holder will be subject to withholding tax of 30%, subject to a reduction in or an exemption from withholding on such interest as a result of an applicable tax treaty. To claim such entitlement, the non-U.S. holder must provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) claiming a reduction in or exemption from withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.
If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such interest is attributable), the non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that interest paid on a debt security is not subject to withholding tax because it is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States.
Any such effectively connected interest generally will be subject to U.S. federal income tax at the regular rates. A non-U.S. holder that is a corporation may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected interest, as adjusted for certain items.
The certifications described above must be provided to the applicable withholding agent prior to the payment of interest and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
Sale or Other Taxable Disposition.   A non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange, redemption, retirement or other taxable disposition of a debt security (such amount excludes any amount allocable to accrued and unpaid interest, which generally will be treated as interest and may be subject to the rules discussed above in “— Taxation of Holders of Our Debt Securities — Non-U.S. Holders — Payments of Interest”) unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of a debt security, which may be offset by U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
Non-U.S. holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
U.S. Holders.   A U.S. holder may be subject to information reporting and backup withholding when such holder receives payments on our capital stock or debt securities or proceeds from the sale or other taxable disposition of such stock or debt securities (including a redemption or retirement of a debt security). Certain U.S. holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:
•
the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

•
the holder furnishes an incorrect taxpayer identification number;

•
the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•
the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Non-U.S. Holders.   Payments of dividends on our capital stock or interest on our debt securities generally will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our capital stock or interest on our debt securities paid to the non-U.S. holder, regardless of whether such distributions constitute a dividend or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of such stock or debt securities (including a retirement or redemption of a debt security) within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of such stock or debt securities conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Medicare Contribution Tax on Unearned Income
Certain U.S. holders that are individuals, estates or trusts are required to pay an additional 3.8% tax on, among other things, dividends on stock, interest on debt obligations, and capital gains from the sale or other disposition of stock or debt obligations, subject to certain limitations. U.S. holders should consult their tax advisors regarding the effect, if any, of these rules on their ownership and disposition of our capital stock or debt securities.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on our capital stock, interest on our debt securities or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of our capital stock or debt securities, in each case paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our capital stock or interest on our debt securities. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock or debt securities on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of these withholding rules we may treat the entire distribution as a dividend.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our capital stock or debt securities.
Other Tax Consequences
State, local and non-U.S. income tax laws may differ substantially from the corresponding U.S. federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or non-U.S. jurisdiction, or any U.S. federal tax other than income tax. You should consult your tax advisor regarding the effect of state, local and non-U.S. tax laws with respect to our tax treatment as a REIT and on an investment in our capital stock or debt securities.

PLAN OF DISTRIBUTION
We may sell the offered securities in and outside the United States (1) through underwriters or dealers, (2) directly to purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods. The prospectus supplement relating to any offering will set forth the following information:
•
the terms of the offering;

•
the names of any underwriters, dealers or agents;

•
the name or names of any managing underwriter or underwriters;

•
the purchase price or initial public offering price of the securities;

•
the net proceeds from the sale of the securities;

•
any delayed delivery arrangements;

•
any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any commissions paid to agents.

Sale through Underwriters or Dealers
If any securities are offered through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the securities, the underwriters may bid for, and purchase, securities in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct Sales and Sales through Agents
We may sell the securities directly to purchasers. If the securities are sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such sales in the applicable prospectus supplement. We may also sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the New York Stock Exchange at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
Remarketing Arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.
General Information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

VALIDITY OF THE OFFERED SECURITIES
Davis Polk & Wardwell LLP will issue an opinion for Ventas and Ventas Realty regarding the legality of certain of the offered securities. Hogan Lovells US LLP has issued an opinion to us regarding certain tax matters described herein under “Certain U.S. Federal Income Tax Considerations.” Any underwriters, dealers or agents will be advised about other issues relating to any offering by their own legal counsel that will be named in the applicable prospectus supplement.
EXPERTS
Our consolidated financial statements and schedules as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding us. Ventas, Inc. is a publicly held corporation and its common stock is traded on the New York Stock Exchange under the symbol “VTR.” Information about us is also available on our website at www.ventasreit.com. Information on our website is not incorporated by reference herein and our web address is included herein as an inactive textual reference only.
We are incorporating by reference in this prospectus certain information that we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we subsequently file with the SEC will automatically update and supersede this information. We are incorporating by reference herein the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof until all of the securities offered hereby are sold:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 15, 2024;

•
our Proxy Statement on Schedule 14A for our 2023 Annual Meeting of Stockholders, filed with the SEC on April 5, 2023 (with respect to the information contained therein that is incorporated by reference in Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022); and

•
the description of our common stock set forth in our Registration Statement on Form 8-A (File No. 001-10989), filed with the SEC on January 23, 1992, as amended by the description of our common stock contained in Exhibit 4.28 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and as amended by any subsequent amendment or report filed for the purpose of updating the description.

We do not incorporate by reference any information under Items 2.02 or 7.01 of any Current Report on Form 8-K, including the related exhibits, or in any document or other information that is deemed to have been “furnished” to and not “filed” with the SEC. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Ventas, Inc.
Attention: Corporate Secretary
353 North Clark Street, Suite 3300
Chicago, Illinois 60654
(877) 483-6827
No separate financial statements of Ventas Realty have been included herein. It is not expected that Ventas Realty will file reports, proxy statements or other information under the Exchange Act with the SEC.

10,600,000 Shares
Ventas, Inc.
Common Stock

Prospectus Supplement

November   , 2024
Wells Fargo Securities